SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

Cincinnati Bell Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
BOARD STRUCTURE AND COMPENSATION
COMPENSATION INTERLOCKS AND INSIDER PARTICIPATION
ELECTION OF DIRECTORS (Item 1 on the Proxy Card)
NOMINEES FOR CLASS II DIRECTORS (Terms Expire in 2007)
CLASS III Directors (Terms Expire in 2005)
CLASS I DIRECTORS (Terms Expire in 2006)
AUDIT AND FINANCE COMMITTEE REPORT
INDEPENDENT PUBLIC AUDITOR
AUDIT FEES
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
Grants of Stock Options in Last Fiscal Year
Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
Long-Term Incentive Plans - Awards in Last Fiscal Year
EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS
STOCK PERFORMANCE GRAPH
OTHER MATTERS
CINCINNATI BELL INC. CORPORATE GOVERNANCE GUIDELINES
1. Board Composition
2. Director Independence and Qualifications
3. Director Responsibilities
4. Board and Committee Meetings
5. Board Committees
6. Access to Management and Independent Advisors
7. Director Orientation and Continuing Education
8. CEO Evaluation and Succession Planning
9. Director Compensation
10. Communicating Concerns to the Board
11. Annual Performance Evaluation of the Board
Audit and Finance Committee Charter
CHARTER OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
MISSION
COMPOSITION
MEETINGS
RESPONSIBILITIES
RESOURCES
CHARTER OF THE GOVERNANCE AND NOMINATING COMMITTEE OF THE BOARD OF DIRECTORS
PURPOSE
COMPOSITION
MEETINGS
RESPONSIBILITIES
RESOURCES

Cincinnati Bell Inc.

201 East Fourth Street
Cincinnati, Ohio 45202

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 23, 2004

To Our Shareholders:

      The 2004 Annual Meeting of Shareholders of Cincinnati Bell Inc. (the “Company”) will be held on Friday, April 23, 2004, at 11:00 a.m., Eastern Daylight Savings Time, in the Grand Ballroom at The Phoenix, 812 Race Street, Cincinnati, Ohio 45202, for the following purposes:

      1. To elect three Class II directors to serve three-year terms ending in 2007; and

2.	To consider any other matters that may properly come before the meeting or any adjournments or postponements of the meeting.

      The Board of Directors has established the close of business on February 25, 2004 as the record date (the “Record Date”) for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the meeting. Only shareholders of record at the close of business on the Record Date are entitled to vote on matters to be presented at the Annual Meeting.

      YOUR VOTE IS IMPORTANT. PLEASE READ THE ENCLOSED MATERIAL AND VOTE YOUR SHARES. YOU CAN VOTE VIA THE INTERNET, BY TELEPHONE, OR BY MAILING YOUR COMPLETED AND SIGNED PROXY CARD OR VOTING INSTRUCTION CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. IF YOU ARE THE SHAREHOLDER OF RECORD FOR YOUR SHARES, YOU CAN ALSO VOTE AT THE ANNUAL MEETING.

      Your prompt response will also help reduce proxy costs and will help you avoid receiving follow-up telephone calls or mailings. Voting via the Internet or by telephone will help reduce proxy costs even further.

      We have enclosed the Proxy Statement with this notice of the Annual Meeting.

By Order of the Board of Directors

Amy Collins
Secretary

March 22, 2004

CINCINNATI BELL INC.

201 East Fourth Street

Cincinnati, Ohio 45202

PROXY STATEMENT

For the Annual Meeting of Shareholders

to be held on Friday, April 23, 2004

      This Proxy Statement and the accompanying proxy card or voting instruction card are furnished to the shareholders of Cincinnati Bell Inc., an Ohio corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors for use at the 2004 Annual Meeting of Shareholders. The Annual Meeting will be held on Friday, April 23, 2004, at 11:00 a.m., Eastern Daylight Savings Time, in the Grand Ballroom at The Phoenix, 812 Race Street, Cincinnati, Ohio 45202. The Notice of Annual Meeting of Shareholders, this Proxy Statement, the accompanying proxy card or voting instruction card, the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 and the Company’s Summary Annual Report 2003 are first being mailed to the shareholders on or about April 1, 2004.

      The Company’s Board of Directors has established February 25, 2004 as the record date (the “Record Date”) for determining shareholders entitled to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting. Only shareholders of record at the close of business on the Record Date will be entitled to vote on matters to be presented at the Annual Meeting.

      The agenda for the Annual Meeting is as follows:

1.	Elect three Class II directors to serve three-year terms ending in 2007; and

2.	Consider any other matters that may properly come before the meeting or any adjournments or postponements of the meeting.

PLEASE VOTE — YOUR VOTE IS IMPORTANT

      Cincinnati Bell Inc. is a full-service local provider of data and voice communications services and a regional provider of wireless and long distance communications services. The Company provides telecommunications services on its owned local and wireless networks with a well-regarded brand name and reputation for service.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q:	Why am I receiving these proxy materials?

A:	The Company’s Board of Directors (the “Board”) is providing these proxy materials to you in connection with the Annual Meeting of Shareholders, which will take place on April 23, 2004. As a shareholder, you are invited to attend the meeting and are entitled to vote on the proposal described in this Proxy Statement.

Q:	What information is contained in the package of materials that I received?

A:	This Proxy Statement includes information relating to the proposal to be voted on at the meeting, the voting process, the compensation of directors and certain officers, and certain other information required by the rules and regulations of the Securities and Exchange Commission and the rules and listing standards of the New York Stock Exchange. Also enclosed is a proxy card or voting instruction card for your use in voting. The Company’s Annual Report on Form 10-K for the year ended December 31, 2003, which includes our 2003 consolidated financial statements, and our Summary Annual Report 2003 are also included in the package of materials that you received.

Q:	What proposals will be voted on at the meeting?

A:	There is currently one proposal scheduled to be voted on at the meeting: the election of three Class II directors to serve three-year terms ending in 2007.

Q:	What is the Board of Directors’ voting recommendation?

A:	The Board recommends that you vote your shares “FOR” each of the nominees to the Board.

Q:	What shares can I vote?

A:	You may vote all Company common shares and 6 3/4% Cumulative Convertible Preferred Shares that you own as of the close of business on the Record Date. These shares include: (1) shares held directly in your name as the shareholder of record, including common shares purchased through the Cincinnati Bell Employee Stock Purchase Plan, Cincinnati Bell Retirement Savings Plan, or Cincinnati Bell Inc. Savings and Security Plan and credited to your account under any of such plans; and (2) shares held for you as the beneficial owner through a broker or other nominee.

Q:	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:	Many Cincinnati Bell shareholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record

If your shares are registered directly in your name with Cincinnati Bell’s transfer agent, Computershare Investor Services, LLC, you are considered the shareholder of record for those shares, and Cincinnati Bell is sending these proxy materials directly to you. As a shareholder of record, you may grant your voting proxy directly to Cincinnati Bell to vote your shares or you may vote your shares in person at the meeting. Cincinnati Bell has enclosed a proxy card for your use in voting by proxy.

Beneficial Owner

If your shares are held in a stock brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and your broker or nominee is considered to be the shareholder of record. If you are a beneficial owner, your broker or nominee has forwarded these proxy materials to you. As the beneficial owner, you may direct your broker or nominee to vote. Your broker or nominee has provided a voting instruction card for you to use in directing the broker or nominee on how to vote your shares. You are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares.

Q:	How can I vote my shares at the meeting?

A:	Shares held directly in your name as the shareholder of record may be voted in person at the Annual Meeting. If you choose to attend the meeting and vote in person, please bring the enclosed proxy card and proof of identification. Shares you hold beneficially, in street name, cannot be voted at the Annual Meeting unless you obtain a signed proxy from the shareholder of record authorizing you to vote these shares at the Annual Meeting.

Q:	How can I vote my shares without attending the meeting?

A:	Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct your vote without attending the meeting. For shares held directly as the shareholder of record, you may vote by granting a proxy. For shares held in street name, you may vote by submitting voting instructions to your broker or nominee. You may also vote via the Internet or by telephone. Please refer to the summary instructions below and those included on your proxy card or voting instruction card.

Via the Internet — If you have Internet access, you may submit your vote from any location by following the “Vote by Internet” instructions on your proxy card or voting instruction card.

By telephone — If you live in the United States or Canada, you may submit your vote by following the “Vote by Phone” instructions on the proxy card or voting instruction card.

By mail — You may vote by mail by completing and signing your proxy card or voting instruction card and mailing it in the accompanying enclosed, pre-addressed postage-paid envelope.

Q:	Can I change my vote?

A:	Yes. You may change your voting instructions at any time prior to the vote at the Annual Meeting. For shares you hold as the shareholder of record, you may change your vote by either: (i) granting a new proxy bearing a later date (which automatically revokes the earlier proxy); (ii) notifying the Company’s Secretary in writing that you want to revoke your earlier proxy; or (iii) attending the Annual Meeting, giving notice of your proxy revocation in open meeting and voting in person. Please note that mere attendance at the meeting will not cause your previously granted proxy to be revoked; at the Annual Meeting you must specifically request to revoke your previous proxy. For shares held beneficially by you in street name, you may change your vote by submitting new voting instructions to your broker or nominee.

Q:	How do I vote for directors?

A:	For the election of directors, you may vote “FOR” all of the nominees, or you may withhold your vote with respect to one or more of the nominees. To do so, you must follow the instructions on your proxy card or voting instruction card or, if voting via the Internet or by phone, by following the instructions when prompted. If you sign your proxy card or broker voting instruction card and do not provide instructions concerning your vote, your shares will be voted in accordance with the recommendation of the Board (“FOR” all of the Company’s nominees to the Board and in the discretion of the proxy holders on any other matters that properly come before the meeting). If you hold common shares through a Cincinnati Bell or Convergys Corporation employee or director plan managed by Fidelity Management Trust Company (“Fidelity”), follow the instructions below.

Q:	If I own shares through a Cincinnati Bell or Convergys Corporation employee or director plan managed by Fidelity, how will my shares be voted?

A:	If you are a participant in the Cincinnati Bell Inc. Executive Deferred Compensation Plan, Cincinnati Bell Retirement Savings Plan, Cincinnati Bell Inc. Savings and Security Plan, Cincinnati Bell Inc. Deferred Compensation Plan for Outside Directors or the Convergys Corporation Retirement and Savings Plan, you

have the right to direct Fidelity to vote any Cincinnati Bell shares credited to your account. For director nominations, you should follow the instructions on your proxy card. If no direction is made, or, if you vote by mail and your proxy card is not signed or has not been not received by close of business on April 22, 2004, the shares credited to your account will not be voted.

Q:	What is the voting requirement to approve the proposal?

A:	In the election of directors, the three persons receiving the highest number of “FOR” votes will be elected. If you are a beneficial owner and do not respond to your broker’s or nominee’s request for voting instructions or do not sign your voting instruction card, your shares will constitute broker non-votes, as described in “What is the quorum requirement for the meeting?” below. In tabulating the voting result, broker non-votes are not considered entitled to vote. There are no cumulative voting rights for either the common shares or 6 3/4% Cumulative Convertible Preferred Shares.

Q:	What does it mean if I receive more than one proxy card or voting instruction card?

A:	It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:	Where can I find the voting results of the meeting?

A:	We will announce preliminary voting results at the meeting and publish final results in our quarterly report on Form 10-Q for the first quarter of fiscal year 2004.

Q:	What happens if additional proposals are presented at the meeting?

A:	Other than the proposals described in this Proxy Statement, we do not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Bruce L. Byrnes, John F. Cassidy and Karen M. Hoguet, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of the nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

Q:	What classes of shares are entitled to be voted?

A:	Each common share and each 6 3/4% Cumulative Convertible Preferred Share outstanding as of the close of business on the Record Date is entitled to vote on all items being voted upon at the Annual Meeting. You are entitled to one vote for each common share and for each 6 3/4% Cumulative Convertible Preferred Share you own on the Record Date. The 6 3/4% Cumulative Convertible Preferred Shares will vote with the common shares as one class on the proposal described in this Proxy Statement. On the Record Date, we had 245,164,718 common shares and 155,250 6 3/4% Cumulative Convertible Preferred Shares issued and outstanding.

Q:	What is the quorum requirement for the meeting?

A:	The quorum requirement for holding the meeting and transacting business is the presence, in person or by proxy, of a majority of the common and preferred shares issued and outstanding and entitled to vote at such meeting. However, even if a quorum is present, if any particular action requires other than a simple majority under either the law, the Company’s Amended Articles of Incorporation or the Company’s Amended Regulations, that particular action will not be approved unless the required percentage of affirmative votes has been obtained.

Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Abstentions are also counted as shares present and entitled to be voted. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has expressly not voted. Thus, broker non-votes will not affect the outcome of any of the matters being voted upon at the meeting.

Q:	Who will count the votes?

A:	A representative of Computershare Investor Services, LLC, Cincinnati Bell’s transfer agent and registrar, will tabulate the votes and act as the inspector of election.

Q:	Is my vote confidential?

A:	Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects voting privacy. Your vote will not be disclosed either within Cincinnati Bell or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a successful proxy solicitation by the Board. Occasionally, shareholders provide written comments on their proxy card, which are then forwarded to Cincinnati Bell’s management.

Q:	Who will bear the cost of soliciting votes for the meeting?

A:	Cincinnati Bell is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. If you choose to access the proxy materials and/or vote via the Internet, however, you are responsible for any Internet access charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We also have hired Georgeson Shareholder Communications Inc. to assist us in the distribution of proxy materials and the solicitation of votes. We will pay Georgeson Shareholder Communications Inc. a fee of $10,000 plus expenses for these services. We will also reimburse brokerage houses and other nominees for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders.

Q:	What percentage of the Company’s issued and outstanding shares of voting stock do our directors and executive officers own?

A:	Our directors and executive officers owned approximately 3.03% of our voting stock as of the Record Date or an earlier date as noted in the table on page 17.

Q:	Do any of our shareholders hold more than 5% of the issued and outstanding shares of any class of the Company’s voting stock?

A:	As of December 31, 2003, Gabelli Asset Management Company and an affiliate collectively owned 14,342,302, or 5.86%, of the issued and outstanding common shares. As of December 31, 2003, various entities and funds affiliated with Legg Mason, Inc. collectively owned 28,650,328, or 11.69%, of the issued and outstanding common shares. As of February 29, 2004, Shapiro Capital Management Company, Inc. and its affiliates collectively owned 13,037,418, or 5.34% of the issued and outstanding common shares. See page 17 for more details.

Q:	What is householding?

A:	Householding is a process that allows the Company to reduce costs and increase efficiencies by mailing only one copy of Company communications, such as this Proxy Statement, to multiple shareholders who reside at the same household mailing address. If you and other shareholders at the same household mailing address are currently receiving only one copy of Company communications at your mailing address but would like to receive separate copies, please see the instructions on page 33. If you and other shareholders at the same mailing address are currently receiving multiple copies of Company communications but would like to participate in our Householding program, please see the instructions on page 33.

BOARD STRUCTURE AND COMPENSATION

General Information

      Our Board currently has nine directors and the following four committees: (1) Audit and Finance, (2) Compensation, (3) Executive, and (4) Governance and Nominating. The members and function of each committee are described below. During fiscal year 2003, the Board held 16 meetings and no director attended less than 75% of all Board and applicable committee meetings during the period in which he or she served as a director.

      The Board evaluated the independence of each director. Based on an analysis of information supplied by the directors, the Board evaluated whether any director has any material relationship with the Company, either directly, or as a partner, shareholder or officer of an organization that has a relationship with the Company. The Board has determined that each director, except Mr. Cassidy, is an independent director according to the rules and listing standards of the New York Stock Exchange (“NYSE”).

Corporate Governance

      Under the Company’s Corporate Governance Guidelines, directors are expected to attend the annual meeting of shareholders. All of the directors except Mr. Cox, who had a previously scheduled commitment, attended the 2003 Annual Meeting of Shareholders.

      The Company’s Corporate Governance Guidelines are attached as Exhibit A to this Proxy Statement and are available on the Company’s website, www.cincinnatibell.com in the Corporate Governance Section of the Corporate Information webpage.

Committees of the Board

      The following table sets forth the membership of the committees of the Board of Directors:

Governance and
Name of Director	Audit and Finance		Compensation		Executive		Nominating

Non-Employee Directors
Bruce L. Byrnes			X				X *
Phillip R. Cox	X		X		X	*	X
Karen M. Hoguet	X
Daniel J. Meyer	X	*	X		X
Michael G. Morris			X				X
Carl Redfield	X						X
David B. Sharrock			X	*	X
John M. Zrno	X						X
Employee Director
John F. Cassidy					X

X = Committee member; * = Chair

      Audit and Finance Committee: The Audit and Finance Committee consists of five persons, none of whom is an officer of the Company. The Committee held eleven meetings during 2003. The purpose of the Committee is to assist the Board of Directors in its oversight of (i) the integrity of the financial statements of the Company, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independence and qualifications of the independent auditor, and (iv) the performance of the Company’s internal audit function and independent auditors.

      The Board has determined that each member of the Audit and Finance Committee satisfies the independence requirements of the rules and regulations of the Securities and Exchange Commission (“SEC”) and the independence and other requirements of the rules and listing standards of the NYSE. No member of the Audit and Finance Committee serves on the audit committees of more than three public companies. In addition the Board has determined that Daniel J. Meyer is an audit committee financial expert as defined in the regulations of the SEC and that each member of the Committee is financially literate as defined by the rules and listing standards of the NYSE.

      The Audit Committee Charter is attached as Exhibit B to this Proxy Statement and is available on the Company’s website, www.cincinnatibell.com in the Corporate Governance Section of the Corporate Information webpage.

      Compensation Committee: The Compensation Committee consists of five persons, none of whom is an officer. The Committee held seven meetings during 2003. The Compensation Committee is responsible to ensure that directors and certain key executives are effectively compensated in terms of base compensation, short- and long-term incentive compensation and benefits that are competitive. In addition, the Committee is responsible for evaluating the performance of the Chief Executive Officer and reviewing with management the succession planning process for key executive positions. The Board has determined that each member of the Compensation Committee satisfies the independence requirements of the rules and listing standards of the NYSE. The Compensation Committee Charter is attached to this Proxy Statement as Exhibit C and is available on the Company’s website, www.cincinnatibell.com in the Corporate Governance Section of the Corporate Information webpage.

      Executive Committee: The Executive Committee consists of four persons, one of whom is an officer. The Committee held three meetings during 2003. The Committee acts on behalf of the Board in certain matters when necessary during the intervals between Board meetings.

      Governance and Nominating Committee: The Governance and Nominating Committee consists of five persons, none of whom is an officer. The Committee held four meetings during 2003. The Committee identifies individuals to become members of the Board, periodically reviews the size and composition of the Board, recommends committee appointments and chairpersons to the Board, periodically reviews and recommends to the Board updates to the Company’s Corporate Governance Guidelines and related Company policies and oversees an annual evaluation of the Board and its committees. The Board has determined that each member of the Governance and Nominating Committee satisfies the independence requirements of the rules and listing standards of the NYSE. The Governance and Nominating Committee Charter is attached to this Proxy Statement as Exhibit D and is available on the Company’s website, www.cincinnatibell.com in the Corporate Governance Section of the Corporate Information webpage.

Director Nominations

      The Governance and Nominating Committee will consider director candidates recommended by shareholders. In connection with this year’s election of directors, no candidate was recommended by a beneficial owner of more than 5% of Cincinnati Bell’s voting stock.

      The Committee’s process for identifying and evaluating candidates to be nominated as directors is as follows: Any qualified individual or group, including shareholders, incumbent directors and members of top management, may propose a candidate for the Board at any time. Background information on proposed candidates is forwarded to the Governance and Nominating Committee. The Committee will, when an opening for a director occurs, review forwarded materials on prospective candidates. A candidate selected from that review will be interviewed by all members of the Committee, unless such interview is voluntarily waived by a member or members. If approved by the Committee, the candidate will be recommended to the full Board for consideration. There are no differences in the manner in which the Committee evaluates shareholder-recommended candidates.

      The selection criteria for board members includes the following: established leadership reputation in his or her field; recognized for good business judgment; active in business; knowledge of business on a national/global basis; meets high ethical standards; familiar with the field of telecommunications services; commitment to board/committee meeting attendance; and contribution to gender, racial and/or geographical diversity of board.

Director Compensation Arrangements

Compensation for Employee Directors

      Directors who are also employees of the Company (or any subsidiary of the Company) receive no additional compensation for serving on the Board or its committees.

General Compensation Policy for Non-Employee Directors

      Effective August 1, 2003, the Board resolved that all directors who are not employees of the Company or any subsidiary of the Company (“non-employee directors”) receive a $30,000 annual retainer plus $2,000 for each Board and committee meeting attended. The chairperson of the Audit and Finance Committee receives a $10,000 annual retainer, and the chairpersons of the Governance and Nominating Committee and the Compensation Committee receive a $5,500 annual retainer. The members of the Audit and Finance Committee receive a $5,000 annual retainer and members of each of the Compensation Committee and the Governance and Nominating Committee receive a $2,500 annual retainer. Mr. Meyer, who served as Chairman of the Board until June 15, 2003, received approximately $115,000 during that period for his service as Chairman. Mr. Cox, who has served as Chairman of the Board since June 16, 2003, received approximately $98,000 for his service as Chairman in 2003, in addition to the applicable retainers and meeting fees described above.

Non-Employee Directors Deferred Compensation Plan

      The Cincinnati Bell Inc. Deferred Compensation Plan for Outside Directors (the “Directors Deferred Compensation Plan”) allows each non-employee director of the Company to choose to defer receipt of all or a part of his or her director fees and annual retainers and to have such deferred amounts credited to an account of the director under the plan. A non-employee director may also choose to have such deferrals assumed to be invested among a number of investment options that are designated for this purpose by the Compensation Committee, and his or her account under the plan is adjusted by the investment return that would result if such amounts were assumed to be invested in the investment options that he or she chooses. A non-employee director is fully vested at all times in the amounts that are credited to his or her account under the plan pursuant to the rules described in this paragraph.

      In addition, each person who is a non-employee director on the first business day of the year has his or her account under the Directors Deferred Compensation Plan credited on such date with an amount equal to the value of 1,500 common shares of the Company. A non-employee director’s account under the plan is also adjusted by the investment return that would result if such amounts were assumed to be invested exclusively in common shares. A non-employee director will generally be vested in the amounts credited to his or her account under the plan pursuant to the rules described in this paragraph only if he or she completes at least five years of active service as a non-employee director of the Company (with a fraction of a year of service as a non-employee director being rounded up or down to the nearest whole year) or if he or she dies while a member of the Board.

      A non-employee director of the Company who served as a non-employee director prior to 2004 may also have additional amounts credited to his or her account under the Directors Deferred Compensation Plan based on his or her deferral of director fees and annual retainers for years before 2004 or on other extra amounts that were credited by the Company to his or her account under the plan prior to such year.

      In general, a non-employee director of the Company can, if he or she complies with specific election rules set forth in the plan, elect to receive his or her account under the Directors Deferred Compensation Plan in either a lump sum payment or in annual installments (up to ten installments). Each payment is made in the form of cash to the extent the amounts credited to his or her account under the plan are deemed to be invested under the plan other than in common shares and will be distributed in the form of common shares to the extent his or her account is deemed to be invested under the plan in such shares.

      Other than for certain circumstances described below, a non-employee director of the Company can, if he or she complies with specific election rules set forth in the plan and subject to the completion of certain administrative processes under the plan, elect to receive the portion of his or her account under the Directors Deferred Compensation Plan in which he or she is vested and that is attributable to the deferrals of his or her director fees and annual retainers, and other Company credits to his or her account (i) for 2003 or any later calendar year as early as (but no earlier than) the date on which he or she ceases to be a member of the Board or the sixth annual anniversary of the first day of the calendar year for which the credit was made, whichever occurs earlier and (ii) for 2002 or any earlier calendar year as early as (but no earlier than) the first business day of the first calendar year that begins after he or she ceases to be a member of the Board.

      The Directors Deferred Compensation Plan provides three exceptions to the rules regarding the timing of distributions of a director’s account under the plan: (i) in the event of a change in control of the Company; (ii) at the election of the director in the event of severe financial hardship; and (iii) at the election of the director if he or she agrees to certain forfeitures and restrictions.

      Until paid, all amounts credited to a non-employee director’s account under the Directors Deferred Compensation Plan are not funded or otherwise secured, and all payments under the plan are made from the general assets of the Company and its subsidiaries.

Non-Employee Directors Stock Option Plan

      The Company grants its non-employee directors stock options to purchase common shares under the Cincinnati Bell Inc. 1997 Stock Option Plan for Non-Employee Directors (the “Directors Stock Option Plan”). Pursuant to the current terms of such plan, each non-employee director of the Company is granted:

•	a stock option for 25,000 common shares on the first day of his or her initial term of office as a non-employee director of the Company; and

•	a stock option for 9,000 common shares on the date of each annual meeting, if such director first became a non-employee director of the Company before the date of such annual meeting and continues in office as a non-employee director after such meeting.

      In addition, a non-employee director of the Company may elect, prior to the start of any calendar year, to waive all or a portion (in 25% increments) of his or her retainer and other director fees from the Company for such calendar year and in return receive an additional stock option under the Directors Stock Option Plan as of the first business day of such calendar year. The number of common shares to be subject to such elected option will be determined by the Board in its discretion (and generally, in the absence of another method chosen by the Board, will be determined by dividing the anticipated retainer and other fees for the calendar year for which the director is waiving the fees by the per share value of the stock option as determined under a reasonable valuation method adopted by the Board).

      Each stock option granted a non-employee director under the Directors Stock Option Plan requires that, upon the exercise of the option, the price to be paid for the common shares that are being purchased under the option will be equal to 100% of the fair market value of such shares as determined at the time the option is granted.

      With certain exceptions provided in the Directors Stock Option Plan, a non-employee director of the Company who is granted an option under the plan generally will have ten years from the date of the grant of the option to elect to exercise the option.

Other Compensation for Non-Employee Directors

      The Company also provides its non-employee directors who live in the Cincinnati area with certain telecommunications services. The average annual cost of such services was approximately $1,540 per non-employee director in 2003 who received such services.

Executive Sessions of Non-Management Directors

      The non-management directors of the Company meet in executive session without management present at each regularly scheduled meeting of the Board of Directors. Mr. Cox presides at the meeting of the non-management directors.

COMPENSATION INTERLOCKS AND INSIDER PARTICIPATION

      None to report.

ELECTION OF DIRECTORS

(Item 1 on the Proxy Card)

      The Board of the Company presently consists of nine members, one of whom is an officer of the Company. The Company’s Amended Articles of Incorporation provide for the directors to be divided into three classes. At each annual meeting of shareholders, directors constituting a class are elected for three-year terms. Upon election, the terms of the three directors in Class II expire in 2007. The terms of the three directors in Class III expire in 2005. The terms of the three directors in Class I expire in 2006. The directors of each class will serve until their respective successors are elected and qualified.

      The Board has nominated Phillip R. Cox, Michael G. Morris and John M. Zrno, all of whom are incumbent directors, as Class II directors, to serve until the 2007 annual meeting of shareholders. Information regarding the business experience of each nominee is provided below. Mr. Morris was appointed to fill a vacancy on the board in December 2003. A non-management director of the Company recommended Mr. Morris to the Nomination and Governance Committee, which, in turn, recommended him to the Board for appointment.

      If one or more of the nominees should at the time of the meeting be unavailable or unable to serve as a candidate, the shares represented by the proxies will be voted to elect the remaining nominees and any substitute nominee or nominees designated by the Board. The Board knows of no reason why any of the nominees will be unavailable or unable to serve.

Our Recommendation

      The three director nominees who receive the greatest number of votes will be elected to the Board of Directors. The Board recommends election of each of the nominees.

      The following are brief biographies of each director of the Company, including those nominated for election.

NOMINEES FOR CLASS II DIRECTORS

(Terms Expire in 2007)

Phillip R. Cox
Mr. Cox has been President and Chief Executive Officer of Cox Financial Corporation (a financial planning services company) since 1972. He is a director of the Federal Reserve Bank of Cleveland, Cinergy Corp., Touchstone Mutual Funds and Long Stanton Manufacturing Company. Director since 1993. Age 56.

Michael G. Morris
Mr. Morris has been the President and Chief Executive Officer of American Electric Power (an electric and gas utility) since January 2004 and the Chairman of AEP since February 2004. Before joining AEP, he was the Chairman, President and Chief Executive Officer of Northeast Utilities System from 1997 through December 2003. Prior to that time, he served as President and Chief Executive Officer of Consumers Energy, the principal subsidiary of CMS Energy, and as President of CMS Marketing, Services and Trading. He is a director of Spinnaker Exploration Company and Flint, Inc. Director since 2003. Age 57.

John M. Zrno
Mr. Zrno is retired. He was President and Chief Executive Officer of IXC Communications, Inc. (a telecommunications company) from June 1999 through November 1999. He served as President and Chief Executive Officer of ALC Communications Corporation from 1988 through 1995. He is a director of BullsEye Telecom. Director since 1999. Age 65.

CLASS III Directors

(Terms Expire in 2005)

John F. Cassidy
Mr. Cassidy has been the President and Chief Executive Officer of Cincinnati Bell Inc. since July 2003 and a director of Cincinnati Bell Inc. since September 2002. Among other positions held with the Company’s subsidiaries, he has been President of Cincinnati Bell Telephone Company since May 2001 and President of Cincinnati Bell Wireless Company since 1997. Prior to that time, he served as Senior Vice President, National Sales & Distribution of Rogers Cantel in Canada from 1992 through 1996; as Vice President, Sales and Marketing of Ericsson Mobile Communications from 1990 through 1992; and as Vice President, Sales and Marketing of General Electric Company from 1988 through 1990. Director since 2002. Age 49.

Daniel J. Meyer
Mr. Meyer is a principal of Meyer Ventures (a venture capital company). He served as Chairman and Chief Executive Officer of Milacron, Inc. (a manufacturer of metal working fluids and plastics processing machinery and systems) from 1991 through May, 2001. He is a director of AK Steel Holding Corporation and Hubbell Incorporated. Director since 1999. Age 67.

Bruce L. Byrnes
Mr. Byrnes has been Vice Chairman of the Board and President-Global Beauty, Global Feminine and Global Health Care of The Procter & Gamble Company (a consumer products company) since 2002. He has held the following positions at The Procter & Gamble Company: President-Global Beauty Care and Global Health Care since 2000; President-Global Health Care from 1999 through 2000; and President, Health Care Products-North America from 1997 through 1999. He is a director of The Procter & Gamble Company. Director since 2003. Age 55.

CLASS I DIRECTORS

(Terms Expire in 2006)

Karen M. Hoguet
Ms. Hoguet is Chief Financial Officer and Senior Vice President of Federated Department Stores, Inc. (owner and operator of retail department stores). At Federated Department Stores, she has served as a Senior Vice President since 1991 and Chief Financial Officer since 1997; and she served as Treasurer from 1992 through 1999. She is a director of the Wedding Channel. Director since 1999. Age 47.

Carl Redfield
Mr. Redfield has been Senior Vice President of Worldwide Manufacturing/Logistics at Cisco Systems, Inc. (a networking and telecommunication company) since 1997 and was Vice President, Manufacturing/ Logistics of Cisco Systems, Inc., from 1993 through 1999. Prior to that time, he served as Senior Director, Manufacturing/ Logistics Personal Computer Group of Digital Equipment Corporation from 1975 through 1993. He is a director of VA Software Corporation. Director since 2000. Age 57.

David B. Sharrock
Mr. Sharrock has been a consultant since 1994. Prior to that time, he served as Executive Vice President and Chief Operating Officer of Marion Merrell Dow Inc. (a researcher, manufacturer and seller of pharmaceutical products) from 1989 through 1993. He served as President and Chief Operating Officer of Merrell Dow Pharmaceuticals Inc. from 1988 through 1989. He is a director of Indevus Pharmaceuticals Inc., Incara Pharmaceuticals, Inc., Praecis Pharmaceuticals, Inc. and MGI Pharma, Inc. Director since 1987. Age 67.

      Any general statement that incorporates this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 shall not be deemed to incorporate by reference this Audit and Finance Committee Report and related disclosure. Except to the extent the Company specifically incorporates such Report and related disclosure by reference, this information shall not otherwise be deemed to have been filed under such Acts.

AUDIT AND FINANCE COMMITTEE REPORT

      The Audit and Finance Committee of the Board has reviewed and discussed the Company’s audited financial statements with the management of the Company and has obtained a report from management assessing the Company’s internal controls. The Audit and Finance Committee has discussed with PricewaterhouseCoopers LLP, the Company’s independent auditors, the matters required by SAS 61 (Codification of Statements on Auditing Standards, AU § 380) to be discussed. The Audit and Finance Committee has also received the written disclosures and letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), has discussed with PricewaterhouseCoopers LLP the independence of such independent auditing firm, and has considered the question of whether the auditors’ provision of non-audit services was compatible with the auditors maintaining their independence.

      Based on its review and discussions referred to in the preceding paragraph, the Audit and Finance Committee recommended to the Board that the audited financial statements for the Company’s fiscal year ended December 31, 2003 be included in the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended December 31, 2003.

      The Board has determined that each member of the Audit and Finance Committee satisfies the independence requirements of the rules and regulations of the SEC and the independence and other requirements of the rules and listing standards of the NYSE. The Board has determined that Daniel J. Meyer is an audit committee financial expert as defined in the regulations of the SEC and that each member of the Committee is financially literate, as defined by the rules and listing standards of the NYSE.

AUDIT AND FINANCE COMMITTEE:

Daniel J. Meyer, Chairman
Phillip R. Cox
Karen M. Hoguet
Carl Redfield
John M. Zrno

INDEPENDENT PUBLIC AUDITOR

      For the fiscal year 2004, the Audit and Finance Committee has selected PricewaterhouseCoopers LLP as its principal outside auditor.

      Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

AUDIT FEES

      Aggregate fees for professional services rendered for the Company by PricewaterhouseCoopers LLP for the years ended December 31, 2003 and 2002, were as follows:

	2003	2002

Audit Fees	$1,589,365	$986,575
Audit Related Fees	257,732	107,654
Tax Fees	81,716	241,835
All Other Fees	—	—

Total	$1,928,813	$1,336,064

Audit Fees

      The Audit Fees for the years ended December 31, 2003 and 2002, respectively, were for services rendered in connection with the audit of the Company’s annual consolidated financial statements and review of consolidated financial statements included in the Company’s Forms 10-Q. In addition, in 2003, PricewaterhouseCoopers LLP provided assistance with and review of documents filed with the SEC and services in connection with the issuance of comfort letters and consents.

Audit Related Fees

      The Audit Related Fees for the year ended December 31, 2003 were for professional services rendered for the audits of the Company’s employee benefit plans, for audit services required by the Company’s creditors and various accounting consultations. Audit Related Fees for the year ended December 31, 2002 were for professional services rendered for the audits of the Company’s employee benefit plans and due diligence procedures.

Tax Fees

      Tax Fees for the years ended December 31, 2003 and 2002, respectively, were for consulting services related to the implications of changes in federal and state tax laws, implications of equity related transactions, foreign tax compliance, accounting method changes and non-income based taxes.

All Other Fees

      None.

Engagement of the Independent Auditor

      As of May 6, 2003, the Company’s Audit and Finance Committee became responsible for approving every engagement of PricewaterhouseCoopers LLP to perform audit or non-audit services on behalf of the Company or any of its subsidiaries before PricewaterhouseCoopers LLP is engaged to provide those services. The Audit and Finance Committee’s pre-approval policies and procedures for audit and non-audit services are included in the Audit and Finance Committee Charter, which is attached to this Proxy Statement as Exhibit B. All of the non-audit services rendered by PricewaterhouseCoopers LLP subsequent to May 6, 2003 were pre-approved by the Audit and Finance Committee.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth the beneficial ownership of common shares and 6 3/4% Cumulative Convertible Preferred Shares as of February 25, 2004 (except as otherwise noted) by (i) each beneficial owner of more than five percent (5%) of either class of stock, (ii) each director and each executive officer named in the Summary Compensation Table on page 21, and (iii) all directors and executive officers of the Company as a group.

      Unless otherwise indicated, the address of each director and executive officer is c/o Cincinnati Bell at Cincinnati Bell’s address.

	Common Shares				Percent of
	Beneficially			6 3/4% Cumulative	6 3/4%
	Owned as of			Convertible	Cumulative
	February 25, 2004		Percent	Preferred Shares	Convertible
	(unless otherwise		of	Owned as of	Preferred
Name and Address of Beneficial Owner	noted)(a)		Common Shares	February 25, 2004(g)	Shares(g)

Various entities affiliated with Legg Mason 100 Light Street Baltimore, MD 21202	28,650,328	(b)	11.69
Various entities affiliated with Gabelli Asset Management Company One Corporate Center Rye, NY 10580-1435	14,342,302	(c)	5.86
Various entities affiliated with Shapiro Capital Management Company, Inc. 3060 Peachtree Road, Suite 1555 N.W. Atlanta, GA 30305	13,037,418	(d)	5.34
Bruce L. Byrnes	25,000		*
Michael W. Callaghan	384,130		*
John F. Cassidy	1,239,507		*
Phillip R. Cox	85,586		*
Karen M. Hoguet	75,325		*
Brian G. Keating	70,166		*
Daniel J. Meyer	72,000		*
Kevin W. Mooney	2,141,478	(e)(f)	*
Michael G. Morris	25,000		*
Carl Redfield	52,000		*
Brian A. Ross	129,257		*
Thomas L. Schilling	477,400	(e)	*	1,250 (e)	*
David B. Sharrock	75,052		*
Jeffrey C. Smith	1,042,131	(e)	*
Christopher J. Wilson	47,739		*
John M. Zrno	1,128,650		*
All directors and executive officers as a group (consisting of 20 persons, including those named above)	7,436,985		3.03	1,750	*

*	indicates ownership of less than 1% of outstanding shares

(a)	Includes common shares subject to outstanding options under the Cincinnati Bell Inc. 1997 Long Term Incentive Plan and the Directors Stock Option Plan that are exercisable by such individuals within 60 days. The following options are included in the totals: 25,000 common shares for Mr. Byrnes; 342,200 common shares for Mr. Callaghan; 1,166,300 common shares for Mr. Cassidy; 71,925 common shares for Mr. Cox; 71,625 common shares for Ms. Hoguet; 53,060 common shares for Mr. Keating; 61,000 common shares for

Mr. Meyer; 2,094,700 common shares for Mr. Mooney; 25,000 common shares for Mr. Morris; 52,000 common shares for Mr. Redfield; 107,650 common shares for Mr. Ross; 477,400 common shares for Mr. Schilling; 68,250 common shares for Mr. Sharrock; 999,696 common shares for Mr. Smith; 37,724 common shares for Mr. Wilson; and 1,123,650 common shares for Mr. Zrno.

(b)	As reported on a Schedule 13G/A filed on February 17, 2004, as of December 31, 2003, LLM, LLC owned 14,944,000 shares, Legg Mason Funds Management, Inc. owned 12,144,000 shares and Legg Mason Capital Management, Inc. owned 1,562,328 shares.

(c)	As reported on a Schedule 13F filed on February 11, 2004, as of December 31, 2003 Gabelli Asset Management Company owned 10,483,722 common shares and Gabelli Funds, LLC owned 3,858,580 common shares.

(d)	As reported on Schedule 13G/ A filed on March 10, 2004 by Shapiro Capital Management Company, Inc., The Kaleidoscope Fund, L.P. and Samuel R. Sharpiro, as of February 29, 2004, Shapiro Capital Management Company, Inc. owned 12,987,418 common shares and The Kaleidoscope Fund, L.P. owned 50,000 common shares.

(e)	Share amounts are as of December 31, 2003.

(f)	Mr. Mooney disclaims beneficial ownership of 822 shares held by his spouse and children.

(g)	These numbers represent Depositary Shares, each equal to one-twentieth of one 6 3/4% Convertible Preferred Share. The 155,250 outstanding 6 3/4% Convertible Preferred Shares are represented by 3,105,000 Depositary Shares.

EXECUTIVE COMPENSATION

      Any general statement that incorporates this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 shall not be deemed to incorporate by reference this Compensation Committee Report on Executive Compensation and related disclosure. Except to the extent the Company specifically incorporates such Report and related disclosure by reference, this information shall not otherwise be deemed to have been filed under such Acts.

Compensation Committee Report on Executive Compensation

      The Compensation Committee of the Board of Directors administers Cincinnati Bell’s executive compensation program. The Compensation Committee, which is composed of non-employee directors, is responsible for approving and reporting to the Board on all elements of compensation for the Company’s Chief Executive Officer (“CEO”) and other executive officers. The Committee has a written charter that sets forth its duties and responsibilities, including the requirement to conduct annually a self-assessment of the Committee’s performance. The Compensation Committee Charter is attached to this Proxy Statement as Exhibit C. Further, the Committee retains a consultant independent of the Company to assist it in evaluating matters presented to the Committee as well as the operation of the Committee itself. The Compensation Committee has furnished the following report on executive compensation for fiscal year 2003.

Compensation Philosophy

      The principles of the executive compensation program established by the Compensation Committee are that:

•	Compensation must be competitive with other companies to attract and retain high-quality executives;

•	A significant portion of total executive compensation should be “at risk” and tied to the achievement of specific short-term and long-term performance objectives, principally the Company’s earnings and the performance of the Company’s common shares, thereby linking executive compensation with the returns realized by shareholders; and

•	Emphasis should be on providing a balance across each executive’s base salary and short-term and long-term incentive components appropriate to the current and long-term goals and strategy of the Company.

Executive Compensation Practices

      The Compensation Committee targets each executive officer’s total direct compensation (base salary, annual incentive compensation and long-term incentive compensation) to be competitive with the revenue adjusted median of the marketplace, using information from general industry surveys and a study group of companies from the telecommunications industry whose products and services closely parallel those of the Company and who likely seek executives with similar kinds of skills and experience. The study group of telecommunications companies is initially proposed for consideration by an outside compensation consulting firm retained to assist the Company each year and consists of companies that participate in a survey by that compensation consulting firm. The proposed group of companies is reviewed by the Committee’s independent consultant for reasonableness and is further reviewed by the Committee itself prior to initiating any study of competitive compensation practices. Competitive marketplace data, however, is only one determinant of setting executive pay. Results against the Company’s business goals along with the Committee’s evaluation of other personal performance factors are carefully considered in determining executive pay.

Components of Executive Compensation

      The Company’s compensation program for executive officers consists of three components: base salary, annual incentive compensation and long-term incentive compensation.

      Base Salary. Based on its review of the market data, the Compensation Committee approved base salary increases during 2003 for Messrs. Keating and Wilson, both of whom were appointed to their present positions in August 2003. No base salary adjustments were made during 2003 for any of the other named executives shown in the Summary Compensation Table. The base salaries paid to Messrs. Cassidy, Callaghan, Keating, Mooney, Ross, Schilling, Smith and Wilson appear in the Summary Compensation Table on page 21.

      Annual Incentive. The Cincinnati Bell Inc. 1997 Short Term Incentive Plan, in which all of the above-named executives participated, was one of the means by which the Compensation Committee encouraged the Company’s management to enhance shareholder value. As in the case of base salary, short-term award targets under this plan for 2003 were benchmarked against market data. For Messrs. Cassidy, Callaghan, Schilling and Smith to have received a short-term award, the Company must have achieved certain levels of earnings before interest, taxes, depreciation and amortization (“EBITDA”) and revenue and must have completed five specific financially related tasks. In the case of Mr. Cassidy, the Company must also have achieved a level of EBITDA specifically related to the BRCOM Inc. (f/k/a Broadwing Communications Inc.) subsidiary during the portion of 2003 that preceded the sale of that business. Mr. Mooney’s entire bonus for 2003 was based on the completion of the five specific financially related tasks. Messrs. Keating’s, Ross’ and Wilson’s 2003 short-term award targets were based on achievement by Cincinnati Bell of certain cash flow goals and achievement of specific departmental goals. Finally, a portion the short-term award for Messrs. Cassidy, Keating, Ross and Wilson was also based on individual performance.

      Long-Term Incentives. The Company’s executive compensation program currently includes stock options, but may also include restricted stock and/or performance unit awards when determined appropriate by the Compensation Committee. The long-term incentive program along with stock acquired by the executive over time are intended to more closely align the interests of the Company’s executive officers with those of the Company’s shareholders.

      In the discretion of the Compensation Committee, the Company awards stock options for the purchase of common shares under the Company’s Long Term Incentive Plan. For 2003, the Committee elected to pay the entire present value of the long-term incentive for each executive, including Mr. Cassidy, in the form of stock options. The options granted during 2003 to the named executive officers are shown in the “Grants of Stock Options in Last Fiscal Year” table on page 23.

      Compensation Limitation. Section 162(m) of the Internal Revenue Code (the “Code”) generally limits the available deduction to the Company for compensation paid to any of the Company’s named executives to $1,000,000, except for performance-based compensation that meets certain technical requirements. However, compensation decisions will continue to be based primarily on the extent to which performance goals have been achieved and on whether awards under such plans provide proper incentives to the Company’s executives to further the goals of the Company.

Compensation of the Chief Executive Officer

      Mr. Cassidy has served in the capacity of President and CEO since July 28, 2003. Based upon the Company’s actual EBITDA and revenue, BRCOM EBITDA, the completion by the Company of the five specific financial tasks, and an evaluation of his personal performance, Mr. Cassidy received the base salary and annual bonus shown in the Summary Compensation Table on page 21. In December 2003, he received options to purchase 801,000 common shares as shown on page 23.

COMPENSATION COMMITTEE:

David B. Sharrock, Chairman
Bruce L. Byrnes
Phillip R. Cox
Daniel J. Meyer
Michael G. Morris

SUMMARY COMPENSATION TABLE

      The following table shows the compensation of the Chief Executive Officer and the other four most highly compensated executive officers of the Company (plus three additional officers who separated from employment in 2003) for services to the Company during fiscal year 2003, as well as their compensation for each of the fiscal years ending December 31, 2002 and December 31, 2001.

							Long-Term Compensation

							Awards		Payouts
		Annual Compensation
								Securities	Long-Term
						Other Annual	Restricted	Underlying	Incentive	All Other
Name and Principal		Salary		Bonus		Compensation	Stock Award(s)	Options/SARs	Payouts	Compensation
Position(a)	Year	($)		($)		($) (h)	($)	(#)	($)	($) (m)

John F. Cassidy	2003	$550,000		$720,000		$0	$0	801,000	$0	$8,000
President and	2002	$496,154		$433,000		$0	$0	600,000	$0	$8,000
Chief Executive Officer	2001	$403,077		$250,000		$0	$0	480,000	$0	$6,800

Michael W. Callaghan	2003	$250,000		$300,556	(d)	$0	$0	51,000	$0	$9,539
Senior Vice President-	2002	$250,000		$115,000		$0	$0	100,000	$0	$9,350
Corporate Development	2001	$187,634		$50,094		$0	$0	115,000	$0	$9,969

Brian A. Ross	2003	$220,480		$158,760		$0	$0	61,000	$0	$0
Chief Financial Officer	2002	$216,351		$88,335		$0	$0	60,000	$0	$7,391
	2001	$198,846		$82,821		$0	$0	50,000	$0	$7,865

Christopher J. Wilson	2003	$174,631	(b)	$97,333		$0	$0	51,000	$0	$7,325
Vice President and General	2002	$137,308		$43,121		$0	$0	20,000	$0	$6,424
Counsel	2001	$125,924		$23,296		$0	$0	15,650	$0	$6,179

Brian G. Keating	2003	$173,794	(c)	$94,443		$0	$0	51,000	$0	$8,000
Vice President, Human	2002	$152,938		$54,179		$0	$0	25,000	$0	$6,800
Resources and Administration	2001	$143,269		$39,757		$0	$0	17,500	$0	$7,708

Kevin W. Mooney	2003	$416,308		$1,788,600	(e)	$0	$0	0	$0	$2,881,992	(j)
Chief Executive Officer	2002	$575,385		$580,000		$0	$0	600,000	$0	$8,000
	2001	$415,385		$225,000		$0	$0	750,000	$89,136	$6,800

Jeffrey C. Smith	2003	$350,000		$525,328	(f)	$0	$0	1,000	$0	$1,335,625	(k)
Chief Human Resources	2002	$350,000		$230,000		$0	$0	250,000	$0	$20,044
Officer, General Counsel	2001	$277,885		$279,375		$0	$0	400,000 (i)	$0	$14,836
and Secretary

Thomas L. Schilling	2003	$325,000		$509,234	(g)	$0	$0	1,000	$0	$1,290,253	(l)
Chief Financial Officer	2002	$288,462		$215,000		$0	$0	300,000	$0	$8,000
	2001	$222,500		$100,000		$0	$0	160,000	$0	$6,800

(a)	Mr. Cassidy was named President and Chief Executive Officer effective July 28, 2003. Prior to that time, he served as Chief Operating Officer of the Company. Mr. Ross was named Chief Financial Officer on January 9, 2004. Prior to that time, he served as Senior Vice President, Finance and Accounting for Cincinnati Bell Telephone Company. Mr. Wilson was named Vice President and General Counsel effective July 27, 2003. Prior to that time, he served as Associate General Counsel of Cincinnati Bell Telephone Company. Mr. Keating was named Vice President Human Resources and Administration of Cincinnati Bell Inc. effective July 27, 2003. Prior to that time, he served as Vice President Human Resources and Administration of Cincinnati Bell Telephone Company. Mr. Mooney served as Chief Executive Officer until July 28, 2003 and his employment terminated on July 31, 2003. Mr. Smith served as Chief Human Resources Officer, General Counsel and Secretary until August 4, 2003. From that time until December 13, 2003, he remained an employee of the Company, serving in the capacity of a consultant. Mr. Schilling served as Chief Financial Officer until August 17, 2003. From that time until December 13, 2003, he remained an employee of the Company, serving in the capacity of a consultant.

(b)	Mr. Wilson’s base salary reflects a blend of his starting annual salary rate of $140,000 and, following his appointment as Vice President and General Counsel, an ending annual salary rate of $225,000.

(c)	Mr. Keating’s base salary reflects a blend of his starting annual salary rate of $154,020 and, following his appointment as Vice President Human Resources and Administration of Cincinnati Bell Inc., an ending annual salary rate of $205,000.

(d)	Mr. Callaghan’s bonus amount consists of an annual bonus in the amount of $119,306 and a Success Bonus in the amount of $181,250, which was paid in connection with the sale by the Company of the broadband business of BCSI Inc. (f/k/a Broadwing Communications Services, Inc.).

(e)	Mr. Mooney’s bonus amount consists of his prorated annual bonus in the amount of $415,800 and a Success Bonus in the amount of $1,372,800, which was paid in connection with the sale by the Company of the broadband business of BCSI Inc.

(f)	Mr. Smith’s bonus amount consists of an annual bonus in the amount of $236,578 and a Success Bonus in the amount of $288,750, which was paid in connection with the sale by the Company of the broadband business of BCSI Inc.

(g)	Mr. Schilling’s bonus amount consists of an annual bonus in the amount of $241,109 and a Success Bonus in the amount of $268,125, which was paid in connection with the sale by the Company of the broadband business of BCSI Inc.

(h)	Perquisites and other personal benefits are not reported because the total amount of such compensation, if any, does not exceed the lesser of $50,000 or 10% of the total amount of the annual salary and bonus for the individual for the year.

(i)	This total represents the annual grant of 315,000 stock options and 85,000 stock appreciation rights (“SARs”).

(j)	Mr. Mooney’s other compensation consists of a severance payment in the amount of $2,745,600 and accrued pension in the amount of $17,334, each calculated under the terms of his Employment Agreement, and accrued vacation in the amount of $111,058, paid in accordance with the Company’s vacation policy, all of which amounts were paid in connection with his separation from the Company. The remaining $8,000 represents Company matching contributions to the Cincinnati Bell Inc. Retirement Savings Plan (the “Retirement Savings Plan”).

(k)	Mr. Smith’s other compensation consists of a severance payment in the amount of $1,155,000 and accrued pension in the amount of $105,116, each calculated under the terms of his Employment Agreement, and accrued vacation in the amount of $58,894, paid in accordance with the Company’s vacation policy, all of which amounts were paid in connection with his separation from the Company. The remaining $16,615 represents Company matching contributions to the Retirement Savings Plan and to the Executive Deferred Compensation Plan.

(l)	Mr. Schilling’s other compensation consists of a severance payment in the amount of $1,072,500 and accrued pension in the amount of $91,128, each calculated under the terms of his Employment Agreement, a $81,250 payment negotiated at the time the termination of his employment representing 90 days of base salary, and accrued vacation in the amount of $29,375, paid in accordance with the Company’s vacation policy, all of which amounts were paid in connection with his separation from the Company. The remaining $16,000 represents Company matching contributions to the Retirement Savings Plan and to the Executive Deferred Compensation Plan.

(m)	All other amounts in this column represent Company matching contributions to the Retirement Savings Plan and to the Executive Deferred Compensation Plan.

Grants of Stock Options in Last Fiscal Year

      The following table shows all individual grants by the Company of stock options to purchase common shares granted to the named executive officers of the Company during the fiscal year ended December 31, 2003:

					Potential Realizable Value
	Number of	% of Total			At Assumed Annual Rates of
	Securities	Options			Stock Price Appreciation
	Underlying	Granted to	Exercise		for Option Term(b)
	Options	Employees In	Price	Expiration
Name	Granted (#) (a)	Fiscal Year	($/Sh)	Date	5% ($)		10% ($)

John F. Cassidy	801,000	19.87%	$5.655	12/04/13		$2,849,153		$7,220,270
Michael W. Callaghan	51,000	1.26%	$5.655	12/04/13		$181,407		$459,718
Brian A. Ross	61,000	1.51%	$5.655	12/04/13		$216,977		$549,858
Christopher J. Wilson	51,000	1.26%	$5.655	12/04/13		$181,407		$459,718
Brian G. Keating	51,000	1.26%	$5.655	12/04/13		$181,407		$459,718
Kevin W. Mooney	0	0%	$ N/A	N/A	$	N/A	$	N/A
Jeffrey C. Smith	1,000	0.02%	$5.655	12/04/13		$3,557		$9,014
Thomas L. Schilling	1,000	0.02%	$5.655	12/04/13		$3,557		$9,014

(a)	The material terms of the options granted are: grant type: non-incentive; exercise price: fair market value on grant date; exercise period: generally exercisable 28% after one year, and 3% per month for the next 24 months thereafter; term of grant: 10 years; termination: except in case of retirement, disability, death or change in control of the Company, any unexercisable options are generally cancelled upon termination of employment.

(b)	As required by rules of the Securities and Exchange Commission, potential values stated are based on the prescribed assumption that the common shares will appreciate in value from the date of the grant to the end of the option term (ten years from the date of the grant) at annualized rates of 5% and 10% (total appreciation of 62.9% and 159.4%) resulting in values of approximately $9.21 and $14.67 for all options expiring on December 4, 2013. They are not intended, however, to forecast possible future appreciation, if any, in the price of the common shares. The total of all stock options granted to employees, including executive officers, during fiscal 2003 was approximately 1.64% of the total number of common shares outstanding as of December 31, 2003. As an alternative to the assumed potential realizable values stated in the above table, the Securities and Exchange Commission rules would permit stating the present value of such options at date of grant. Methods of computing present values suggested by different authorities can produce significantly different results. Moreover, since stock options granted by the Company are not transferable to persons other than family members, there are no objective criteria by which any computation of present value can be verified. Consequently, the Company’s management does not believe there is a reliable method of computing the present value of such stock options for proxy disclosure purposes.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

      The following table shows aggregate option exercises for common shares in the last fiscal year by each of the named executive officers and fiscal year-end values of each such officer’s unexercised options at December 31, 2003:

				Number of Securities	Value of Unexercised
				Underlying Unexercised	In-the-Money Options at
		Value		Options at FY-End (#)	FY-End ($)(a)
	Shares Acquired	Realized		Exercisable (E)/	Exercisable (E)/
Name	on Exercise (#)	($)		Unexercisable (U)	Unexercisable (U)

John F. Cassidy	0	$	N/A	(E) 1,043,900	(E) 264,600
				(U) 1,549,400	(U) 680,400
Michael W. Callaghan	0	$	N/A	(E) 317,750	(E) 44,100
				(U) 246,950	(U) 113,400
Brian A. Ross	0	$	N/A	(E) 96,250	(E) 26,460
				(U) 115,150	(U) 68,040
Christopher J. Wilson	0	$	N/A	(E) 34,099	(E) 8,820
				(U) 68,551	(U) 22,680
Brian G. Keating	0	$	N/A	(E) 48,680	(E) 11,025
				(U) 72,570	(U) 28,350
Kevin W. Mooney	80,000		$162,047	(E) 2,094,700	(E) 819,000
				(U) 0	(U) 0
Jeffrey C. Smith	0	$	N/A	(E) 999,696	(E) 393,750
				(U) 0	(U) 0
Thomas L. Schilling	84,000		$175,680	(E) 477,400	(E) 340,200
				(U) 0	(U) 0

(a)	On December 31, 2003, the value of a common share on the NYSE (based on the average of the high and low price of the common shares on such date) was $5.055 per share.

Long-Term Incentive Plans – Awards in Last Fiscal Year

      None granted.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT

AND CHANGE-IN-CONTROL ARRANGEMENTS

Employment Agreement with Mr. Cassidy

      Effective January 1, 1999 (as amended September 20, 2002), the Company entered into an Employment Agreement with Mr. Cassidy which provided for the employment and retention of Mr. Cassidy for a four-year term commencing January 31, 1999 subject to automatic one-year extensions. The Employment Agreement provides for a minimum base salary of $550,000 per year and a minimum bonus target of $495,000 per year (pursuant to the September 20, 2002 amendment); a grant of options to purchase 30,000 common shares for 1999 and an amount to be determined each year for subsequent years; a restricted stock award for 1999 of 40,000 common shares which vested on May 23, 2003; and a supplemental non-qualified pension as described in the paragraph below.

      If Mr. Cassidy’s employment terminates after April 8, 2001 and prior to April 7, 2006, his non-qualified pension will be equal to that portion of his accrued pension under the Cincinnati Bell Inc. Pension Plan (f/k/a Cincinnati Bell Management Pension Plan) that is attributable to his first five years of service. If his employment terminates on or after April 8, 2006, his non-qualified pension shall equal that portion of his accrued pension under the Cincinnati Bell Inc. Pension Plan that is attributable to his first ten years of service. Mr. Cassidy’s pension shall be paid to him (or his estate if his employment terminates by reason of death) within ninety days after the termination of his employment.

      The Employment Agreement provides that, in the event that the Company terminates Mr. Cassidy’s employment (other than for cause or disability or within two years of a change in control of the Company), Mr. Cassidy will receive a lump sum payment equal to the greater of (a) two times his base salary rate and bonus target or (b) the base salary rate and bonus target for the remainder of the term of the Employment Agreement, plus certain continued medical, dental, vision and life insurance coverages as well as retiree medical benefits. If Mr. Cassidy’s employment terminates within two years following a change in control of the Company, Mr. Cassidy will receive a lump sum payment equal to two times his annual base salary and bonus target on the date of termination, plus certain continued medical, dental, vision and life insurance coverages as well as retiree medical benefits. In addition, to the extent that Mr. Cassidy is deemed to have received an excess parachute payment by reason of a change in control, the Company would pay Mr. Cassidy an additional sum sufficient to pay (i) any taxes imposed under Section 4999 of the Internal Revenue Code plus (ii) any federal, state and local taxes applicable to any taxes imposed under Section 4999 of the Code.

Employment Agreement with Mr. Callaghan

      Effective December 4, 2001 (as amended February 3, 2003 and October 22, 2003), the Company entered into an Employment Agreement with Mr. Callaghan which provides for the employment and retention of Mr. Callaghan for a two-year term subject to automatic one-year extensions. The Employment Agreement provides for a minimum base salary of $250,000 per year; a minimum bonus target of $100,000 per year; and a grant of options to purchase 100,000 common shares for 2001 and an amount to be determined each year for subsequent years.

      Mr. Callaghan’s agreement, as amended February 3, 2003, provides for a Success Bonus (related to the closing of the sale of the broadband business of BCSI Inc. and the closing or a written bona fide offer of an amendment to the Company’s senior credit facility approved by the lead banks of the senior credit facility and deemed viable and fair by Banc of America Securities) equal to 50% of the sum of Mr. Callaghan’s base salary plus target annual bonus. The payment of the Success Bonus was subject to Mr. Callaghan’s continued satisfactory performance of assigned duties, which were subject to modification by the Company, for a period of six months following the specified events.

      The Employment Agreement provides that, in the event that the Company terminates Mr. Callaghan’s employment other than for cause or disability; or terminates his employment within one year of a change in control of the Company; or if he resigns within 90 days following a change in control of the Company, Mr. Callaghan will receive a lump sum payment equal to two times his base salary rate and bonus target, plus certain continued medical, dental, vision and life insurance coverages as well as retiree medical benefits. In addition, to the extent that Mr. Callaghan is deemed to have received an excess parachute payment by reason of a change in control, the Company would pay Mr. Callaghan an additional sum sufficient to pay (i) any taxes imposed under Section 4999 of the Internal Revenue Code plus (ii) any federal, state and local taxes applicable to any taxes imposed under Section 4999 of the Code.

Employment Agreement with Mr. Wilson

      Effective January 8, 2004, the Company entered into an Employment Agreement with Mr. Wilson which provides for the employment and retention of Mr. Wilson for a one-year term subject to automatic one-year extensions. The Employment Agreement provides for a minimum base salary of $225,000 per year and a minimum bonus target of $112,500 per year.

      The Employment Agreement provides that, in the event that the Company terminates Mr. Wilson’s employment other than for cause or disability or terminates his employment within one year of a change in control of the Company, Mr. Wilson will receive a lump sum payment equal to one times his base salary rate and bonus target, plus certain continued medical, dental, vision and life insurance coverages as well as retiree medical benefits. In addition, to the extent that Mr. Wilson is deemed to have received an excess parachute payment by reason of a change in control, the Company would pay Mr. Wilson an additional sum sufficient to pay (i) any taxes imposed under Section 4999 of the Internal Revenue Code plus (ii) any federal, state and local taxes applicable to any taxes imposed under Section 4999 of the Code.

Employment Agreement with Mr. Keating

      Effective June 26, 2000, the Company entered into an Employment Agreement with Mr. Keating which provides for the employment and retention of Mr. Keating for a one-year term subject to automatic one-year extensions. The Employment Agreement provides for a minimum base salary of $125,000 per year; a minimum bonus target of $37,500 per year; and a grant of options to purchase 6,200 common shares for 2000 and an amount to be determined each year for subsequent years.

      The Employment Agreement provides that, in the event that the Company terminates Mr. Keating’s employment other than for cause or disability or terminates his employment within one year of a change in control of the Company, Mr. Keating will receive a lump sum payment equal to one times his base salary rate and bonus target, plus certain continued medical, dental, vision and life insurance coverages as well as retiree medical benefits. In addition, to the extent that Mr. Keating is deemed to have received an excess parachute payment by reason of a change in control, the Company would pay Mr. Keating an additional sum sufficient to pay (i) any taxes imposed under Section 4999 of the Internal Revenue Code plus (ii) any federal, state and local taxes applicable to any taxes imposed under Section 4999 of the Code.

Employment Agreement with Mr. Mooney

      Effective January 1, 1999 (as amended September 20, 2002, February 3, 2003 and June 20, 2003), the Company entered into an Employment Agreement with Mr. Mooney which provided for the employment and retention of Mr. Mooney for a four-year term commencing January 31, 1999 subject to automatic one-year extensions. The Employment Agreement provided for a minimum base salary of $660,000 per year and minimum bonus target of $660,000 per year (pursuant to the September 20, 2002 amendment); a grant of options to purchase 30,000 common shares for 1999 and an amount to be determined each year for subsequent years; a restricted stock award for 1999 of 50,000 common shares which vested on December 31, 2002; and annual grants of long term incentives with a present value of not less than $130,000.

      Mr. Mooney’s agreement, as amended February 3, 2003, provided for a Success Bonus (related to the closing of the sale of the broadband business of BCSI Inc. and the closing or a written bona fide offer of an amendment to the Company’s senior credit facility approved by the lead banks of the senior credit facility and deemed viable and fair by Banc of America Securities) equal to the sum of Mr. Mooney’s base salary plus target annual bonus.

      The Employment Agreement provided that, in the event that the Company terminated Mr. Mooney’s employment (other than for cause or disability or within two years of a change in control of the Company), Mr. Mooney would receive a lump sum payment equal to the greater of (a) two times his base salary rate and bonus target or (b) the base salary rate and bonus target for the remainder of the term of the Employment Agreement, plus certain continued medical, dental, vision and life insurance coverages as well as retiree medical benefits. If Mr. Mooney’s employment was terminated within two years, or he resigned within 90 days following a change in control of the Company, Mr. Mooney would receive a lump sum payment equal to three times his annual base salary and bonus target on the date of termination, plus certain continued medical, dental, vision and life insurance coverages as well as retiree medical benefits. In addition, to the extent that Mr. Mooney was deemed to have received an excess parachute payment by reason of a change in control, the Company would pay Mr. Mooney an additional sum sufficient to pay (i) any taxes imposed under Section 4999 of the Internal Revenue Code plus (ii) any federal, state and local taxes applicable to any taxes imposed under Section 4999 of the Code. Mr. Mooney’s employment with the Company terminated on July 31, 2003.

Employment Agreement with Mr. Smith

      Effective January 1, 2000 (as amended September 20, 2002 and February 3, 2003), the Company entered into an Employment Agreement with Mr. Smith which provided for the employment and retention of Mr. Smith for a two-year term, subject to automatic one-year extensions. The Employment Agreement provided for a minimum base salary of $350,000 per year and a minimum bonus target of $210,000 per year (pursuant to the September 20, 2002 amendment); and a grant of options for 2000 to purchase 20,000 common shares and an amount to be determined each year for subsequent years.

      Mr. Smith’s agreement, as amended February 3, 2003, provided for a Success Bonus (related to the closing of the sale of the broadband business of BCSI Inc. and the closing or a written bona fide offer of an amendment to the Company’s senior credit facility approved by the lead banks of the senior credit facility and deemed viable and fair by Banc of America Securities) equal to 50% of the sum of Mr. Smith’s base salary plus target annual bonus. The payment of the Success Bonus was subject to Mr. Smith’s continued satisfactory performance of assigned duties, which were subject to modification by the Company, for a period of six months following the specified events.

      The Employment Agreement provided that, in the event that the Company terminated Mr. Smith’s employment other than for cause or disability or terminated his employment within two years of a change in control of the Company, Mr. Smith would receive a lump sum payment equal to two times his base salary rate and bonus target, plus certain continued medical, dental, vision and life insurance coverages as well as retiree medical benefits. In addition, to the extent that Mr. Smith was deemed to have received an excess parachute payment by reason of a change in control, the Company would pay Mr. Smith an additional sum sufficient to pay (i) any taxes imposed under Section 4999 of the Internal Revenue Code plus (ii) any federal, state and local taxes applicable to any taxes imposed under Section 4999 of the Code. Mr. Smith’s employment with the Company terminated on December 13, 2003.

Employment Agreement with Mr. Schilling

      Effective July 24, 2002 (as amended February 3, 2003), the Company entered into an Employment Agreement with Mr. Schilling for a two-year term, subject to automatic one-year extensions. The Employment Agreement provided for a minimum base salary of $325,000 per year; a minimum bonus target of $195,000 per year; and a grant of stock options to be determined each year.

      Mr. Schilling’s agreement, as amended February 3, 2003, provided for a Success Bonus (related to the closing of the sale of the broadband business of BCSI Inc. and the closing or a written bona fide offer of an amendment to the Company’s senior credit facility approved by the lead banks of the senior credit facility and deemed viable and fair by Banc of America Securities) equal to 50% of the sum of Mr. Schilling’s base salary plus target annual bonus. The payment of the Success Bonus was subject to Mr. Schilling’s continued satisfactory performance of assigned duties, which were subject to modification by the Company, for a period of six months following the specified events.

      The Employment Agreement provided that, in the event that the Company terminated Mr. Schilling’s employment other than for cause or disability, or terminated his employment within one year of a change in control of the Company, or if he resigned within 90 days following a change in control of the Company, Mr. Schilling would receive a lump sum payment equal to two times his base salary rate and bonus target, plus certain continued medical, dental, vision and life insurance coverages as well as retiree medical benefits. In addition, to the extent that Mr. Schilling was deemed to have received an excess parachute payment by reason of a change in control, the Company would pay Mr. Schilling an additional sum sufficient to pay (i) any taxes imposed under Section 4999 of the Internal Revenue Code plus (ii) any federal, state and local taxes applicable to any taxes imposed under Section 4999 of the Code. Mr. Schilling’s employment with the Company terminated on December 13, 2003.

Executive Deferred Compensation Plan

      The Executive Deferred Compensation Plan permits, for any calendar year, each employee whose base pay and targeted bonus for the immediately preceding calendar year was at least $205,000 (a “key employee”) to defer receipt of up to 75% of his or her base salary, up to 100% of his or her cash bonuses (including annual incentive awards and cash awards under the Long Term Incentive Plan) and up to 100% of any common share awards (not including awards of stock options or restricted stock) provided him or her under the Long Term Incentive Plan. In addition, any key employee who has received a restricted stock award under the Long Term Incentive Plan may generally elect to surrender any of the restricted shares of such award as long as such surrender is at least six months prior to the date on which the restrictions applicable to such shares would otherwise have lapsed. For all key employees who participate in the Executive Deferred Compensation Plan, there is also a Company “match” on the amount of base salary and cash bonuses deferred under the plan for any calendar year. In general, to the extent a participating key employee’s base salary and cash bonuses for the applicable year do not exceed a certain annual compensation limit prescribed by the Code for tax-qualified plans (which limit was $200,000 for 2002 and 2003), the match is 4% of the base salary and cash bonuses deferred by the employee under the plan. To the extent a participating key employee’s base salary and cash bonuses for the applicable year exceed the appropriate annual compensation limit, the match is generally equal to the lesser of 66 2/3% of the base salary and cash bonuses deferred by the key employee under the plan or 4% of the key employee’s base salary and cash bonuses for the applicable year that are in excess of such annual compensation limit.

      Amounts deferred or surrendered by any participating key employee under the Executive Deferred Compensation Plan and any related Company “match” are credited to the account of the participant under the plan and are assumed to be invested in various mutual funds or other investments (including common shares) as designated by the participant, except that any restricted stock that is surrendered under the plan is generally assumed to be invested in common shares until at least six months after the date on which the restrictions applicable to such shares would otherwise have lapsed and that any common share awards that are deferred under the plan are assumed to be invested in common shares.

      The accounts under the Executive Deferred Compensation Plan are funded, and benefits are paid from the assets of the Executive Deferred Compensation Plan.

      Upon the termination of employment of any participant under the Executive Deferred Compensation Plan, the amounts then credited to the participant’s account are generally distributed, as so elected by the participant, in one to ten annual installments (in cash and/or common shares), except that any amounts credited to his or her account under the plan that are attributable to his or her surrender of restricted stock (not including amounts that were credited to such account as assumed cash dividends on such stock) are forfeited if the restricted stock would have been forfeited at the time of the participant’s termination of employment had such stock not been surrendered under the plan. In addition, as a special rule, in the event of a change in control of the Company, all of the amounts then credited under the plan to a participant’s account under the plan are generally paid in a lump sum on the day after the change in control.

      The 2003 “match” for Messrs. Callaghan, Schilling and Smith under the Executive Deferred Compensation Plan is reflected in the “Summary Compensation Table” on page 21 under the “All Other Compensation”

column. None of the other named executives participated in the Executive Deferred Compensation Plan during 2003.

Defined Benefit or Actuarial Plan Disclosure

      All of the named executive officers of the Company participated during 2003 in the Cincinnati Bell Inc. Pension Plan (the “Management Pension Plan”), which was formerly named the Cincinnati Bell Management Pension Plan and which is a tax-qualified defined benefit pension plan. Mr. Cassidy also participates in the Cincinnati Bell Inc. Pension Program (the “Pension Program”). Mr. Mooney’s participation in both plans ended on his termination of employment on July 31, 2003. Mr. Schilling’s and Mr. Smith’s participation in the Management Pension Plan ended on the termination of their employment on December 13, 2003, respectively.

      The basic benefit formula under the Management Pension Plan is a cash balance formula. Under this formula, each participant has an account to which pension credits are allocated at the end of each year based upon the participant’s attained age and plan compensation for the year (with such plan compensation being subject to a maximum legal annual compensation limit, which limit was $200,000 for 2003 and 2002). To the extent that a participant’s plan compensation exceeds the aforementioned annual compensation limitation, additional pension credits are given for such excess compensation. The following chart shows the annual pension credits that are given at the ages indicated:

Attained Age	Pension Credits

Less than 30 years	3.00% of total plan compensation plus 3.00% of excess compensation for 2003
30 but less than 35 years	3.25% of total plan compensation plus 3.25% of excess compensation for 2003
35 but less than 40 years	3.75% of total plan compensation plus 3.75% of excess compensation for 2003
40 but less than 45 years	4.50% of total plan compensation plus 4.50% of excess compensation for 2003
45 but less than 50 years	5.25% of total plan compensation plus 5.25% of excess compensation for 2003
50 but less than 55 years	6.50% of total plan compensation plus 6.50% of excess compensation for 2003
55 or more years	8.00% of total plan compensation plus 8.00% of excess compensation for 2003

      A participant’s account under the Management Pension Plan is also generally credited with assumed interest for each calendar year at a certain interest rate. Such interest rate was 4.0% per annum for 2003 with respect to a participant while he or she is still employed by the Company or a Company subsidiary and 3.5% (or 4% if a participant elects out of a pre-retirement death benefit) for a participant while he or she is not so employed. (In the case of a participant who was a participant in the Management Pension Plan on December 31, 1993 or who has benefits transferred from other plans to the Management Pension Plan, the participant’s account also was credited with pension credits equivalent to the participant’s accrued benefit on that date or when such benefits are transferred, as the case may be.)

      After retirement or other termination of employment, a participant under the Management Pension Plan is entitled to elect to receive a benefit under the plan in the form of a lump sum payment or as an annuity, generally based on the balance credited to the participant’s cash balance account under the plan when the benefit begins to be paid (but also subject to certain transition or special benefit formula rules in certain situations).

      Under the Pension Program, each current active participant’s pension at retirement, if paid in the form of a single life annuity, generally will be an amount equal to the difference between 50% of the participant’s average monthly compensation (for the 36-month period that occurs during the 60-month period preceding retirement that produces the highest compensation amount) and the sum of the participant’s benefits payable under the Management Pension Plan (including for this purpose amounts which are intended to supplement or be in lieu of benefits under the Management Pension Plan) and Social Security benefits. Also, there is a reduction in such pension amount of 2.5% for each year by which the sum of the participant’s years of age and years of service at retirement total less than 75, and no benefits are payable if the participant terminates employment (other than by reason of his or her death) prior to attaining age 55 and completing at least 10 years of service credited for the purposes of the plan.

Effect of Change in Control on Certain Executive Compensation Plans

      Under the Long Term Incentive Plan, in the event of a change in control, all outstanding stock options will become immediately exercisable, all restrictions applicable to restricted stock awards will lapse and a pro rata portion of all accrued incentive awards will be paid in cash. Under the Executive Deferred Compensation Plan, the present value of all deferred amounts will be paid in cash in the event of a change in control. The present values of all accrued unfunded benefits under the Management Pension Plan and the Pension Program will be funded within five days after a change in control.

STOCK PERFORMANCE GRAPH

      The graph below shows the cumulative total shareholder return assuming the investment of $100 on December 31, 1998 (and the reinvestment of dividends thereafter) in each of (i) the Company’s common shares (ii) the S&P 500® Stock Index, and (iii) the Network Telecom Peer Group.

CUMULATIVE TOTAL RETURN

Based upon an initial investment of $100 on December 31, 1998 with dividends reinvested

	Dec-98	Dec-99	Dec-00	Dec-01	Dec-02	Dec-03

Cincinnati Bell Inc.	$100	$226	$140	$58	$22	$31
S&P 500®	$100	$121	$110	$97	$76	$97
Network Telecom Peer Group	$100	$119	$95	$75	$56	$56

      Copyright © 2004, Standards & Poor’s, a division of the McGraw-Hill Companies, Inc. All rights reserved.

      The Network Telecom Peer Group consists of ALLTEL Corp., Ameritech Corp. (through 3Q99), Verizon Communications (f/k/a Bell Atlantic Corp.), BellSouth Corp., Frontier Corp. (through 2Q99), Global Crossing Ltd., GTE Corp. (through 2Q00), Level 3 Communications Inc., Qwest Communications Intl. Inc., SBC Communications Inc., Sprint Fon Group., U S West, Inc. (through 2Q00) and Williams Communications Group (1Q00 through 3Q02). In the Stock Performance Graph in the Company’s 2003 Proxy Statement, the Network Telecom Peer Group also included Southern New England Telecom Corp, through 3Q98.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and persons who own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange and the National Stock Exchange (f/k/a the Cincinnati Stock Exchange). Directors, executive officers and greater than 10% shareholders are required by regulations of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) reports they file. Such reports are filed on Forms 3, 4 and 5 under the Exchange Act. Based solely on its review of the copies of such forms received by it, the Company believes that, during the period commencing January 1, 2003 and ending December 31, 2003, all such persons complied on a timely basis with the filing requirements of Section 16(a) with the exception of the following: Forms 4, each reporting one transaction, for each of Messrs. Crandall, Meyer, Redfield and Sharrock and Ms. Nelson were due on January 6, 2003 and were filed on January 7, 2003 due to an electronic filing error; a Form 3 for Mr. Ross, which should have been filed in connection with his status as an “executive officer” for Section 16 reporting purposes effective August 17, 2003, was filed on January 14, 2004 and amended on February 17, 2004; and a Form 5/ A for Mr. Ross filed on February 27, 2004 to correct a mathematical error.

Shareholder Proposals for Next Year’s Annual Meeting

      Shareholder proposals intended for inclusion in next year’s Proxy Statement should be sent to Amy Collins, Secretary, Cincinnati Bell Inc., 201 East Fourth Street, Cincinnati, Ohio 45202, and must be received by November 22, 2004. Any such proposal must comply with Rule 14a-8 promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended. Any shareholder who intends to propose any other matter to be acted upon at the 2005 annual meeting of shareholders without inclusion of such proposal in the Company’s Proxy Statement, must inform the Company no later than February 5, 2005. If notice is not provided by that date, the persons named in the Company’s proxy for the 2005 annual meeting will be allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in the Proxy Statement for the 2005 annual meeting of shareholders.

      Shareholders may propose director candidates for consideration by the Governance and Nominating Committee of the Board of Directors. Any such recommendations should be directed to Amy Collins, Secretary, Cincinnati Bell Inc., 201 East Fourth Street, Cincinnati, Ohio 45202, and must be received no later than November 22, 2004 for the 2005 annual meeting of shareholders.

Other Matters to Come Before the Meeting

      At the time this Proxy Statement was released for printing on March 22, 2004, the Company knew of no other matters that might be presented for action at the meeting. If any other matters properly come before the meeting, it is intended that the voting shares represented by proxies will be voted with respect thereto in accordance with the judgment of the persons voting them.

Financial Statements Available

      The Cincinnati Bell Annual Report on Form 10-K for the year ended December 31, 2003, which includes the consolidated financial statements of the Company and its subsidiaries, and the Company’s Summary Annual Report 2003 have been mailed to shareholders in the package of materials that included this Proxy Statement. Neither the Form 10-K nor the Summary Annual Report 2003 is incorporated into this Proxy Statement, and neither document is to be considered a part of these proxy solicitation materials. If you would like a copy of the Form 10-K as filed with the Securities and Exchange Commission or the Summary Annual Report 2003, please write to Amy Collins, Secretary, Cincinnati Bell Inc., 201 East Fourth Street, Cincinnati, Ohio 45202, and the Company will send you one free of charge.

Proxy Statements for Shareholders Sharing the Same Household Mailing Address

      As part of the Company’s efforts to reduce costs and increase efficiency, when possible, only one copy of this Proxy Statement, the Form 10-K and the Summary Annual Report has been delivered to multiple shareholders sharing the same household mailing address, unless the Company has received contrary instructions from one or more of the shareholders at that address.

      Upon written or oral request, Cincinnati Bell will provide a separate copy of this Proxy Statement, the Form 10-K or the Summary Annual Report to a shareholder at a shared address to which a single copy of each of these documents was delivered. If your household mailing address is shared with other shareholders and you did not receive a separate Proxy Statement, Form 10-K and Summary Annual Report, but would like to receive a separate copy of these items as well as future Company communications, please contact our transfer agent, Computershare, at the following address:

Computershare Investor Services, LLC
Shareholder Services
7550 Lucerne Drive, Suite 103
Cleveland, Ohio 44130

      If shareholders residing at the same household mailing address are currently receiving multiple copies of Company communications but would like to receive only one in the future, please send written notice to Computershare at the above address. In the written notice please indicate the names of all accounts in your household, and Computershare will forward the appropriate forms for completion.

      Each shareholder participating in the householding program will, however, continue to receive a separate proxy card or voting instruction card.

Shareholder Communications with the Board of Directors

      Shareholders or other interested parties may communicate with the board of directors, any individual director, the non-management directors as a group, or the director who presides at meetings of the non-management directors. Cincinnati Bell has established procedures for such shareholder communications. Shareholders should send any communications to Amy Collins, Secretary, Cincinnati Bell Inc., 201 East Fourth Street, Cincinnati, Ohio 45202, and identify the intended recipient or recipients. All communications addressed to the board of directors or any identified director or directors will be forwarded to the identified person or persons.

By Order of the Board of Directors

Amy Collins
Secretary

March 22, 2004

EXHIBIT A

CINCINNATI BELL INC.

CORPORATE GOVERNANCE GUIDELINES

1. Board Composition

      1.1 Separation of Positions of Chairman and CEO

The Board’s general policy, based on experience, is that the positions of Chairman of the Board and Chief Executive Officer should be held by separate persons as an aid in the Board’s oversight of Management.

      1.2 Size of the Board

The Board currently has 9 members. The Company’s regulations permit the Board to vary in size from 9 to 17. The Governance and Nominating Committee periodically reviews the size of the Board, which may vary to meet the needs of the Company and the availability of suitable candidates.

      1.3 Mix of Inside and Independent Directors

The Board believes that there should be a substantial majority of independent directors on the Board. The Board also believes that it is useful and appropriate to have the Company’s Chief Executive Officer serve as a Director.

      1.4 Board Membership Criteria

The Governance and Nominating Committee is responsible for reviewing with the Board, on an annual basis, the requisite skills and characteristics of individual Board members, as well as the composition of the Board as a whole, in the context of the needs of the Company. The Governance and Nominating Committee will review all nominees for director in accordance with its charter and selection criteria and select those nominees whose attributes it believes would be most beneficial to the Company. This assessment will include such issues as experience, integrity, competence, diversity, sound business judgment and dedication in the context of the needs of the Board.

      1.5 Classification of the Board and Election Process

The Board currently is divided into three classes of Directors, with staggered three-year terms. The Company’s shareholders adopted this structure in 1984 by an affirmative vote of over 80% of the shares then outstanding and entitled to vote. This structure represents a careful balancing of two important shareholder concerns: (1) the ability of shareholders to evaluate the Board’s performance each year, and (2) the ability of the Board to properly deal with the Company’s long-term strategic objectives. The Board believes that retention of the current structure best serves both of these objectives and is a sound application of respected principles of corporate governance.

      1.6 Selection of New Director Candidates

The Governance and Nominating Committee, with the input of the Chief Executive Officer, is responsible for recommending to the Board nominees to fill Board vacancies or newly created Board positions, as well as recommending the slate of persons to be nominated for election at the Company’s annual shareholder meeting. The Governance and Nominating Committee does not solicit Director nominations, but will consider shareholder recommendations sent to the Corporate Secretary at 201 East Fourth Street, Suite 102-715, Cincinnati, Ohio 45202. The deadline for submission of shareholder recommendations is 120 calendar days before the first anniversary date of the Company’s proxy statement released to shareholders in connection with the previous year’s annual meeting.

2. Director Independence and Qualifications

      2.1 Independence

A majority of the Company’s Directors shall meet the New York Stock Exchange listing standards for independence. In addition, all of the members of the Governance and Nominating Committee, Audit and Finance Committee, and Compensation Committee shall be independent.

      2.2 Qualifications

The Company’s Directors should be ethical individuals of proven judgment and competence with professional experience and skills that are complementary to the needs of the Company. Directors should also have demonstrated the ability to exercise sound business judgment and independence, and be willing to devote sufficient time to fulfill their responsibilities to the Company and its shareholders.

      2.3 Service on Other Boards

The Board does not believe that its members should be prohibited from serving on the boards of other companies so long as those commitments do not create material actual or potential conflicts and do not interfere with each Director’s ability to fulfill his or her duties as a member of the Company’s Board. The Governance and Nominating Committee will take into account the nature and time involved in the Director’s service on other boards in assessing director nominees. Directors should advise the Chairman of the Board, the Chairman of the Governance and Nominating Committee and the Corporate Secretary in advance of accepting an invitation to serve on the board of another public company.

      2.4 Term Limits

The Board does not believe it should establish term limits for the Company’s Directors. While term limits could help to ensure that there are fresh ideas and viewpoints available to the Board, they hold the disadvantage of losing the contribution of Directors who over time have developed increasing insight into the Company and its operations and therefore provide an increasing contribution to the Board.

      2.5 Director Retirement Policy

The Board has adopted a retirement policy for Directors. Under the policy, Directors may not stand for reelection after attaining the age of 70.

3. Director Responsibilities

      3.1 Role of the Board

The primary purpose of the Board is to provide oversight and strategic guidance to senior management. The core responsibility of each Director is to exercise his or her fiduciary duty to act in the best interest of the Company and its shareholders.

      3.2 Preparation for and Attendance of Meetings

Directors are expected to rigorously prepare for, attend and participate in all Board meetings, including the Company’s annual shareholder meeting and all applicable Committee meetings. Each Director is expected to ensure that other existing and planned future commitments do not materially interfere with his or her service on the Company’s Board.

      3.3 Compliance with Code of Ethics

All Directors shall at all times exhibit the highest standards of integrity and ethical behavior and adhere to the Company’s Code of Ethics for Directors.

      3.4 Conflicts of Interest

Directors shall promptly notify the Chairman of the Governance and Nominating Committee and the Company’s General Counsel if any actual or potential conflict of interest arises between the Director and the Company. If a significant conflict exists and cannot be resolved, the Director will be required to resign. In addition, Directors are required to recuse themselves from any Board discussion or decision affecting their personal, business or professional interests. The Governance and Nominating Committee will consider, and the Board will resolve, any conflicts of interest or code of ethics questions concerning Directors or senior management.

      3.5 Corporate Opportunities

The Company’s Code of Ethics for Directors prohibits Directors from taking advantage of an opportunity to engage in a business activity that properly belongs to the Company, including any activity that is discovered as a result of the use of Company information or property or in connection with a Director’s service on the Board. In addition, Directors are prohibited from using Company information, property or their positions on the Board for personal gain.

      3.6 Prompt Disclosure of Any Change in Affiliation

Directors are expected to report to the Chairman of the Board and the Chairman of the Governance and Nominating Committee when they experience a significant change in their business or professional affiliation or responsibility and offer to resign from the Board. The Governance and Nominating Committee, in consultation with the Chairman of the Board, will determine whether the Director continues to adequately meet the requirements for service on the Board and whether or not to accept the resignation.

4. Board and Committee Meetings

      4.1 Regular Meetings

The Board generally has eight regularly scheduled meetings per year, on dates selected by the Chairman of the Board. Directors will be given as much advance notice of these meeting dates as reasonably practicable.

      4.2 Special Meetings

Recognizing that situations arise requiring prompt Board action, Directors are also required to make themselves available for special meetings and promptly return documents requiring their signature. Directors shall receive prompt notification of such special meetings.

      4.3 Agenda

The Chairman of the Board, in consultation with the Chief Executive Officer and other Board members, shall set the agenda for meetings of the full Board. Similarly, the applicable Chairman of each Board Committee, in consultation with the Chief Executive Officer and other applicable Committee members, shall set the agenda for Committee meetings. Directors and Committee members may suggest agenda items and may raise other matters at meetings.

      4.4 Executive Sessions

The Company’s independent Directors generally meet in executive session at each regularly scheduled Board meeting and may hold such additional executive sessions as they determine necessary or appropriate. The Chairman of the Board shall preside at these executive sessions.

      4.5 Materials Distributed in Advance

Information that is important to the Board’s understanding of the Company’s business and any meeting agenda items will be distributed in writing to the Board before the Board meets. Supplemental written materials will be provided to the Board on a periodic basis and at any time upon request of Board members. Sensitive or privileged subject matters may be discussed at the meeting without written materials being distributed in advance or at the meeting.

5. Board Committees

      5.1 Executive Committee

The Board has an Executive Committee of at least three members with the power to act on behalf of the full Board, except in matters reserved to the full Board pursuant to Ohio law or the Company’s regulations. The Chairman of the Board shall serve as the Chairman of the Executive Committee. A majority of the members of the Executive Committee shall be independent.

      5.2 Governance and Nominating Committee

The Board has a Governance and Nominating Committee of at least three members. All members of this Committee shall be independent. The primary functions of the Governance and Nominating Committee are to establish and maintain the Company’s corporate governance policies and practices and manage the Board’s size and composition. The Committee shall operate in accordance with applicable law, its charter, and the applicable rules of the Securities and Exchange Commission and the New York Stock Exchange.

      5.3 Audit and Finance Committee

The Board has an Audit and Finance Committee of at least three members. All members of this Committee shall be financially literate and shall meet all applicable independence standards required by the SEC and NYSE. The primary functions of the Audit and Finance Committee are to assist the Board in its oversight of: (1) the integrity of the financial statements of the Company, (2) the Company’s compliance with legal and regulatory requirements, (3) the independence and qualifications of the independent auditor, and (4) the performance of the Company’s internal audit function and independent auditors. The Committee is also responsible for reviewing with management the Company’s annual capital and financing plans, as well as any significant financing transactions. The Committee shall operate in accordance with applicable law, its charter, and the applicable rules of the Securities and Exchange Commission and the New York Stock Exchange.

      5.4 Compensation Committee

The Board has a Compensation Committee of at least three members. All members of this Committee shall be independent. The primary functions of the Compensation Committee are to ensure that Directors and certain key executives are effectively compensated in terms of base compensation, short and long term incentive compensation and benefits that are competitive. The Compensation Committee is also responsible for evaluating the performance of the Chief Executive Officer and reviewing the succession planning process for Company management. The Committee shall operate in accordance with applicable law, its charter, and the applicable rules of the Securities and Exchange Commission and the New York Stock Exchange.

      5.5 Other Committees

The Board may also establish such other committees as it deems appropriate and delegate to those committees any authority permitted by applicable law and the Company’s regulations.

6. Access to Management and Independent Advisors

      6.1 Access to Employees/ Management

Each Director shall have complete access to the Company’s management team. The Company’s management team will make itself available to answer questions from the Directors and respond promptly with any appropriate follow up. Board members are encouraged to make arrangements to visit Company facilities and engage in ongoing dialogue with the Company’s management team. The Corporate Secretary shall, whenever requested, assist in arranging and facilitating such visits.

      6.2 Access to Independent Advisors

The Board and each of the Board’s Committees may engage and consult with financial, legal, or other independent advisors as they deem necessary or appropriate. The Company will bear the costs associated with any such engagements.

7. Director Orientation and Continuing Education

      7.1 Director Orientation

The Chief Executive Officer, in conjunction with the Chairman of the Board and the Company’s senior management team, are responsible for conducting appropriate orientation programs for new Directors. The orientation programs shall include presentations designed to familiarize new Directors with the Company and its strategic plans, its significant financial, accounting and risk management issues, the Company’s Code of Business Conduct, compliance programs and other controls, its senior management team, and its internal and independent auditors. The orientation programs shall also address procedures of the Board, Director responsibilities, Committee charters, and these Corporate Governance Guidelines.

      7.2 Continuing Education

The Chief Executive Officer, in conjunction with the Chairman of the Board and the Company’s senior management team, are responsible for conducting, or making available, Director continuing education programs designed to assist Directors in developing and maintaining the skills necessary or appropriate for the performance of their responsibilities. These continuing education programs may include a mix of in-house and third-party presentations, guest speakers, etc. The Company will bear all expenses associated with making appropriate continuing education opportunities available to Board members.

      7.3 Annual Strategic Planning Session

The Chief Executive Officer, in conjunction with the Chairman of the Board and the Company’s senior management team, are responsible for facilitating an annual strategic planning session among the Board and the Company’s senior management team. The strategic planning session should include presentations from senior management on the Company’s short and long-term strategic initiatives.

8. CEO Evaluation and Succession Planning

      8.1 Annual Evaluation of CEO

The Compensation Committee shall annually report to the full Board its evaluation of the Chief Executive Officer’s performance. The Board shall review the Compensation Committee’s report, including discussing it outside the presence of any members of the Company’s management team, to satisfy itself that the Chief Executive Officer is providing the long-term and short-term leadership that the Board deems necessary.

      8.2 Succession Planning

The Chief Executive Officer, in conjunction with the Company’s senior management team, is responsible for taking all steps necessary to ensure that the Company at all times has a comprehensive, up-to-date succession planning process for management, including a plan for succession in the event of an emergency or the retirement of the Chief Executive Officer. The Chief Executive Officer will report to the Board on the succession planning process for management at the December Board meeting.

      8.3 Management Development

In addition to reviewing the Company’s succession planning process for management on an annual basis, Directors are expected to make themselves available to assist in the on-going professional development of the Company’s senior management team. These management development initiatives will be coordinated and facilitated by the Chairman of the Board.

9. Director Compensation

      9.1 Director Compensation and Benefits

The Compensation Committee periodically reviews Director compensation and benefits, and makes recommendations to the full Board for its consideration. The Compensation Committee bases its recommendations regarding Director compensation and benefits on a review of comparable companies, alignment with the interests of shareholders and the advice of independent advisers.

      9.2 Indemnification of Directors and Officers

Directors and officers of the Company shall be entitled to have the Company purchase reasonable directors’ and officers’ liability insurance on their behalf, and to receive the benefits of indemnification to the fullest extent permitted by law and the Company’s regulations.

10. Communicating Concerns to the Board

      Anyone having a concern about the Company’s conduct, or about the Company’s accounting, internal accounting controls or auditing matters, may communicate that concern directly to the Audit and Finance Committee. Such communications may be confidential or anonymous, and may be reported via a special website for receiving such complaints or by calling a toll-free telephone number. The special website address and toll-free telephone number are published on the Company’s website at www.cincinnatibell.com.

11. Annual Performance Evaluation of the Board

      11.1 Annual Self-Evaluation of the Board

Each year, the Board will conduct a self-evaluation to determine whether it and its Committees are functioning effectively. The Governance and Nominating Committee shall be responsible for overseeing the evaluation process and presenting an evaluation report to the full Board. The full Board will discuss the evaluation report to determine what, if any, action could improve Board and/or Committee performance.

      11.2 Annual Evaluation of Corporate Governance Guidelines

The Board recognizes that these Corporate Governance Guidelines must continue to evolve to meet the changing needs of the Company and its shareholders. The Board, with the assistance of the Governance and Nominating Committee, will review these Corporate Governance Guidelines on an annual basis to determine whether any changes are necessary or desirable.

EXHIBIT B

Audit and Finance Committee Charter

      The Audit and Finance Committee (“Committee”) of the Board of Directors shall consist of a minimum of three directors, all of whom shall be independent directors and comply in all respects with the standards established from time to time by the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange (“NYSE”). Members of the Committee shall be appointed by the Board of Directors upon recommendation of the Governance and Nominating Committee and may be removed by the Board of Directors in its discretion. All members of the Committee shall have sufficient financial experience and ability to enable them to discharge their responsibilities and at least one member shall be an “audit committee financial expert” as defined by the SEC.

      The purpose of the Committee shall be to assist the Board of Directors in its oversight of the integrity of the financial statements of the Company, of the Company’s compliance with legal and regulatory requirements, of the independence and qualifications of the independent auditor, and of the performance of the Company’s internal audit function and independent auditors.

      In furtherance of this purpose, the Committee shall have the following authority and responsibilities:

(1)	To discuss with management and the independent auditor the annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Managements Discussion and Analysis of Financial Condition and Results of Operations” and any matters required to be reviewed under applicable legal, regulatory or NYSE requirements.

(2)	To establish procedures with management and the independent auditor, as appropriate, for the dissemination of earnings press releases and financial information and earnings guidance provided to analysts and to rating agencies.

(3)	To select the independent auditor to examine the Company’s accounts, controls and financial statements. The Committee shall have the sole authority and responsibility to select, evaluate and, if necessary, replace the independent auditor. The Committee shall have the sole authority to approve all audit engagement fees and terms. Moreover, the Committee, or through the Committee Chair between regularly scheduled meetings, must pre-approve all services provided to the Company by the Company’s independent auditor.

(4)	To discuss with management and the independent auditor, as appropriate, any audit problems or difficulties and management’s response, the Company’s risk assessment and risk management policies, including the Company’s major financial risk exposure and steps taken by management to monitor and mitigate such exposure.

(5)	To review with management and the independent auditor the Company’s financial reporting and accounting standards and principles, significant changes in such standards or principles or in their application, and the key accounting decisions affecting the Company’s financial statements, including alternatives to, and the rationale for, the decisions made.

(6)	To review and evaluate the performance of the internal auditing function as well as the system of internal controls and the results of internal audits. The Committee will also review and oversee the appointment, performance and replacement of the Company executive responsible for internal auditing.

(7)	To obtain and review at least annually a formal written report from the independent auditor delineating: (i) the auditing firm’s internal quality-control procedures; (ii) any material issues raised within the preceding five years by the auditing firm’s internal quality-control reviews, by peer reviews of the firm, or by any governmental or other inquiry or investigation relating to any audit conducted by the firm, and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditor and the Company.

(8)	To prepare and publish an annual Committee report in the Company’s proxy statement.

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(9)	To oversee policies for the hiring of employees or former employees of the Company’s independent auditor.

(10)	To establish procedures for (i) the receipt, review and treatment of accounting, internal controls or auditing complaints received by the Company, and (ii) the confidential anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

(11)	To review and approve the annual capital and financing plans and any significant financing transactions. The specific areas and thresholds requiring review and approval are included in the Committee’s policies and procedures checklist.

(12)	To conduct an annual performance evaluation of the Committee.

      The Committee shall meet separately at least quarterly with management, with the internal corporate audit staff and also with the Company’s independent auditors.

      The Committee shall have authority to retain such outside counsel, experts and other advisors as the Committee may deem appropriate in its sole discretion. The Committee shall have sole authority to approve related fees and retention terms. The Company will provide for appropriate funding, as determined by the Committee, for the payment of compensation to the independent auditor and any advisors employed by the Committee pursuant to the first sentence of this paragraph and the ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

      The Committee shall report regularly to the Board of Directors on its committee meetings. The Committee shall review at least annually the adequacy of this charter and recommend any proposed changes to the Board of Directors for approval. The Committee shall publicly disclose its charter and any amendments thereto on the Company’s website and/or as otherwise required by the SEC or NYSE.

      Audit and Finance Committee Memberships — Members of the Committee should not serve on more than two additional audit committees of other public companies. Existing relationships exceeding these limits may continue in place provided that the Board of Directors determines that such relationships do not impair the member’s ability to serve effectively on the Committee.

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EXHIBIT C

CHARTER OF THE

COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

MISSION

The Compensation Committee, which serves at the discretion, and is subject to the control and direction, of the Board of Directors, is responsible to ensure that Directors and certain key executives are effectively compensated in terms of base compensation, short and long term incentive compensation and benefits that are competitive. Additionally, the Committee is responsible for evaluating the performance of the Chairman and Chief Executive Officer and review with Management the succession planning process for key executive positions.

COMPOSITION

The Compensation Committee shall be comprised of three or more members of the Board of Directors and shall comply with the “independent director” requirements of the rules of the New York Stock Exchange. Additionally, no director may serve unless he or she (i) is a “Non-employee Director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended and (ii) satisfies the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code, including the requirement that he or she not receive remuneration from the Company, either directly or indirectly, in any capacity other than as a director.

Members are nominated by the Governance and Nominating Committee for appointment by the Board of Directors in April of each year, and at other times when necessary to fill vacancies. The Governance and Nominating Committee, in submitting such nominations to the Board of Directors, will take into consideration the nominee’s experience and familiarity with pay practices for public companies as well as equity forms of compensation for senior level company executives. Members serve at the discretion of the Board of Directors and may be removed with or without cause by a majority of the full Board.

One of such Directors will be designated as Chairman of the Compensation Committee. The duties and responsibilities of a member of the Compensation Committee are in addition to those as a member of the Board of Directors. A majority of the duly appointed and qualified members of the Compensation Committee shall constitute a quorum for the transaction of business brought before the Committee. Additionally, a secretary will be appointed who may be an employee of the Company.

No member of the Compensation Committee shall be an officer or former officer of the Company or an “affiliated person” of the Company or any of its subsidiaries. No member of the Compensation Committee may have any interlocking relationships required to be disclosed under the federal securities laws, including Item 402(j)(3) of Regulation S-K.

MEETINGS

The Compensation Committee of the Board of Directors shall meet not less than three times during each calendar year and may meet more frequently as circumstances warrant. As part of its review and establishment of the performance criteria and compensation of designated proxy executives, the Compensation Committee should meet separately at least on an annual basis with the CEO, the Company’s principal human resources executive and any other corporate officers, as it deems appropriate. In advance of each meeting, an agenda and any other available relevant information will be furnished to the members.

RESPONSIBILITIES

The Compensation Committee will oversee, administer and approve, or, as required, recommend approval to the Board of Directors or Shareholders of the Company:

1.	Compensation for proxy executives including, without limitation:

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•	Base Salary

•	Short Term Incentives

•	Long Term Equity and/or Cash Incentives

•	Employment Agreements, Consulting Agreements, Severance or Termination Arrangements

•	Any other significant elements of executive remuneration

2.	Goals and objectives relevant to the compensation of the CEO and the other designated proxy executives.

3.	Perform an annual evaluation of the CEO’s performance, and recommend changes in the CEO’s compensation to the Board of Directors.

4.	Recommend to the Governance & Nominating Committee changes in Compensation for Directors including:

•	Annual Retainer

•	Meeting Fees

•	Stock Options

•	Deferred Compensation

•	Any other significant elements of Director remuneration

5.	Stock option grants made to other employees.

6.	Actions, amendments or other changes in the qualified and non-qualified retirement plans and non-qualified deferred compensation plans

7.	The Committee’s annual report on Executive Compensation for the Company’s Proxy Statement.

8.	Establishment of and delegation to subcommittees as deemed appropriate and necessary.

9.	The Committee shall be responsible for the retention and fees of any outside consulting firm in evaluating proxy executive compensation.

10.	Annual review of succession planning for key executive positions.

11.	Publicly disclose the charter and any amendments to the charter on the Company’s website and/or as otherwise required by the Securities and Exchange Commission or the NYSE.

12.	Reimbursement of the Company for, or forfeiture of, any profits, bonus or equity-based compensation by the Company’s CEO, CFO and/or executive officers in connection with an accounting restatement.

13.	Annually the Committee will complete a self-evaluation of its performance for the preceding year including compliance with the Committee’s Charter.

14.	Annually review the adequacy of the Compensation Committee Charter and recommend to the Board of Directors any necessary or desirable changes to the charter

RESOURCES

      The Compensation Committee will be provided administrative support from the Company and will have access to such additional resources as may be required by specific circumstances.

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EXHIBIT D

CHARTER OF THE

GOVERNANCE AND NOMINATING COMMITTEE
OF THE BOARD OF DIRECTORS

PURPOSE

The Governance and Nominating Committee is appointed by the Board for the primary purposes of:

1.	identifying individuals to become members of the Board, consistent with the procedures and selection criteria approved by the Board;

2.	periodically reviewing the size and composition of the Board and recommending to the Board when modifications to its size and/or composition are necessary or desirable;

3.	recommending to the Board the director nominees for the next annual meeting of shareholders;

4.	recommending to the Board individuals to fill vacant Board positions;

5.	recommending to the Board committee appointments and chairpersons;

6.	periodically reviewing and recommending to the Board updates to the Company’s Corporate Governance Guidelines and related Company policies;

7.	overseeing an annual evaluation of the Board and its committees.

COMPOSITION

The Governance and Nominating Committee will consist of at least three Directors, all of whom must be “independent” in accordance with the applicable listing standards of the New York Stock Exchange.

MEETINGS

The Committee will meet at least four times annually and may meet as frequently as circumstances warrant. In advance of each meeting, an agenda and any other available relevant information will be furnished to the members. In addition to the Committee members, each meeting will usually be attended by the Chairman of the Board, the CEO and the Corporate Secretary. The Committee may also request other management representatives to attend meetings and help conduct the business of the Committee.

To facilitate discussion and action by the Committee, it may meet in executive session during each scheduled meeting and more frequently as circumstances dictate.

RESPONSIBILITIES

In addition to other obligations that may be placed on it by law or by any regulatory body, the Company’s charter or bylaws or the Board, the responsibilities of the Governance and Nominating Committee will include:

•	Governance. The Committee will periodically review the Company’s Corporate Governance Guidelines and related Company policies and recommend updates as the Committee deems necessary or desirable.

•	Selection of Board Committees’ Membership and Chairpersons. Annually, in advance of the Annual Meeting of Shareholders, the Committee will develop recommendations for membership and chairpersons for Board committees for ratification by the full Board.

•	Evaluation of the Board. The Committee will develop a process for evaluating performance of the Board and its committees.

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•	Director Nomination and Selection. The Committee will oversee the Nomination and Approval Procedure for Director candidates and shall recommend proposed candidates to the Board for election at each annual meeting of shareholders as well as candidates to fill vacant Board positions as such vacancies arise from time to time.

•	Independence of Board Members. The Committee will consider and make appropriate recommendations to the full Board when questions of independence and/or actual or potential conflicts of interest arise with respect to existing Board members or potential candidates for election to the Board.

•	Reports and Recommendations. The Committee will report its activities and recommendations to the Board.

•	Annual Self-Evaluation. The Committee shall perform a review and self-evaluation, at least annually, of the performance of the Committee, including reviewing the compliance of the Committee with this charter.

•	Review of Charter. The Committee shall review the adequacy of the Committee’s charter annually and recommend to the Board any necessary or desirable changes.

•	Disclosure of Charter. The Committee shall publicly disclose the charter and any amendments to the charter on the Company’s website and/or as otherwise required by the Securities and Exchange Commission and the New York Stock Exchange.

RESOURCES

The Committee will have administrative support from the Company and will have access to such additional resources as may be required by specific circumstances. The Committee shall have sole authority to retain and terminate any search firm to be used to identify director candidates and any other consultants to assist it in the performance of its responsibilities. Such authority shall include the sole authority to approve such firm’s fees and other retention terms. The Company will provide for appropriate funding, as determined by the Committee, for the payment of compensation to any search firm or other advisors employed by the Committee.

D-2

Proxy - Cincinnati Bell Inc.

This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting of Shareholders to be held on April 23, 2004. The Board Recommends Voting “FOR” Each Nominee.

The undersigned hereby appoints Bruce L. Byrnes, John F. Cassidy and Karen M. Hoguet each or any of them, as proxies, with full power of substitution, to represent and to vote all common shares and 6 3/4% Cumulative Convertible Preferred Stock of Cincinnati Bell Inc. held of record by the undersigned at the close of business on February 25, 2004, at the Annual Meeting and at any adjournment or postponement thereof, notice of which Annual Meeting together with the related Proxy Statement has been received. The proxies are directed to vote the shares as stated on the reverse side.

Please vote, date and sign on the reverse side and return this proxy card promptly in the enclosed envelope. If you attend the meeting and wish to change your vote, you may do so by revoking your proxy card by casting your vote at the meeting. This proxy form, when properly executed, will be voted in accordance with the directions given by the shareholder. If no directions are given hereon, the proxy card will be voted FOR the election of directors. This proxy delegates discretionary authority with respect to any other matters which may come before the meeting.

Internet and Telephone Voting Instructions

You can vote by telephone OR Internet! Available 24 Hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)

•	Call toll free 1-866-396-1523 in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•	Follow the simple instructions provided by the recorded message.

C0123456789

To vote using the Internet

•	Go to the following web site: WWW.COMPUTERSHARE.COM/US/PROXY

•	Enter the information requested on your computer screen and follow the simple instructions.

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If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on April 23, 2004.
THANK YOU FOR VOTING

                                00BFQA

[CINCINNATI BELL LOGO]

MR A SAMPLE
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☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A   Election of Directors          PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND TELEPHONE
                                                   VOTING INSTRUCTIONS.

1.	The Board of Directors recommends a vote FOR the election of three Class II directors whose term expire in 2007.

	For	Withhold

01 - Philip R. Cox	☐	☐

02 - Michael G. Morris	☐	☐

03 - John M. Zrno	☐	☐

B  Issues

The Board of Directors recommends a vote FOR the following proposal.

		For	Against	Abstain
2.	In their discretion, to transact such other business as may be properly brought before shareholders at the Annual Meeting or at any adjournment(s) or postponement(s) thereof.	☐	☐	☐

C Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

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